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                                                                    EXHIBIT 3.50
                                                                    ------------

                      LIMITED LIABILITY COMPANY AGREEMENT
                                      FOR
                      NORTHEAST RESTORATION COMPANY, LLC
                     A DELAWARE LIMITED LIABILITY COMPANY
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                      LIMITED LIABILITY COMPANY AGREEMENT

                                      FOR

                       NORTHEAST RESTORATION COMPANY, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

          This Limited Liability Company Agreement for Northeast Restoration Company, LLC, a Delaware limited liability company (the "Agreement") is made as
                                                         ---------
of October 14, 1998, by and between the Company and LANDBANK ENVIRONMENTAL PROPERTIES LLC, a Delaware limited liability company ("LBEP") (sometimes
                                                       ----
referred to herein as the "Member" or the "Managing Member," depending on the
                           ------          ---------------
context).

          NOW, THEREFORE, the Company and the Member hereby adopt this Limited Liability Company Agreement for the Company upon the terms and subject to the conditions set forth herein.

                                   ARTICLE I.

                                  DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings:

          1.1  "Act" shall mean the Delaware Limited Liability Company Act as
                ---
set forth in Chapter 18 (commencing with Section 18-101) of the General Corporation Law of the State of Delaware (or any corresponding provision or provisions of any succeeding law).

          1.2  "Affiliate" or "affiliate" shall mean any individual,
                ---------      ---------
partnership, corporation, trust or other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with a person. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation or limited liability company, the right to exercise, directly or indirectly, more than fifty percent (50.0%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled individual or entity.

          1.3  "AFMC" shall mean AFMC Inc., a Delaware corporation.
                ----
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          1.4  "AFMC Agreement" shall mean that certain Contract of Sale between
                --------------
LandBank and AFMC dated as of August 12, 1998, for the purchase of the Property.

          1.5  "Agreement" or "this Agreement" means the limited liability
                ---------      --------------
company agreement of the Company as adopted herein and as may be further amended from time to time as permitted hereunder.

          1.6  "AI" shall mean Arsenault Investments II LLC, a Colorado limited
                --
liability company, and its successors in interest.

          1.7  "All-in Costs" shall mean all out-of-pocket costs incurred by
                ------------
LBEP and its Affiliates for the acquisition of the Property and for the formation of the Company and any subsidiary companies formed to own any of the Properties. The All-In Costs shall include, without limitation, payments to environmental engineers, attorneys, title searches, physical inspections, and other similar expenses incurred in performing investigations and due diligence with respect to the acquisition of the Property; all costs including, without limitation, fees payable to AI's counsel, incurred in negotiating, documenting and implementing the Loan; and all payments to attorneys or others and all filing fees and other costs payable in connection with the formation of the Company and any subsidiary companies formed to hold any of the Properties.

          1.8  "Capital Account" shall mean with respect to any Member the
                ---------------
capital account which the Company establishes and maintains for such Member pursuant to Section 3.3 hereof.

          1.9  "Capital Contribution" shall mean the amount of cash or the
                --------------------
agreed fair market value of other property contributed to the Company by a Member and credited to the Member's Capital Account as provided in Article 3 hereof.

          1.10  "Cash Flow" shall mean the cash flow of the Company that is
                 ---------
available for distribution to the Member and which, as to any particular Fiscal Year or portion thereof, consists of the gross revenues of the Company, including any Capital Contributions made by a Member to the Company, less (i) the aggregate amount of all costs paid by the Company during such fiscal period for the operations of the Company, including, without limitation, payments of any fees or costs to a Member or its Affiliates as permitted herein, all payments required under the Loan Documents, and all other operating costs of the Company, and less (ii) all reserves required to complete the Restoration of the Properties, and other appropriate reserves for the anticipated costs of the Company; but which shall not include
                         ---

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(iii) payments to reimburse the Member for the Pre-acquisition Costs, or (iv)
other distributions to the Member pursuant to Section 6.2 hereof.

          1.11  "Certificate" shall mean the Certificate of Formation for the
                 -----------
Company originally filed with the Delaware Secretary of State and as amended from time to time.

          1.12  "Closing" shall mean the closing of the acquisition of the
                 -------
Properties by the Company or one or more subsidiary entities in accordance with the AFMC Agreement.

          1.13  "Code" shall mean the Internal Revenue Code of 1986, as amended
                 ----
from time to time, and the provisions of succeeding law.

          1.14  "Company" shall mean Northeast Restoration Company, LLC, a
                 -------
Delaware limited liability company.

          1.15  "Final Proforma" shall mean the proforma financial statement
                 --------------
attached as Exhibit B hereto, which shall include the All-in Costs as of the
            ---------
Closing, the Loan proceeds, and the application of the Loan proceeds at the Closing.

          1.16  "Fiscal Year" shall mean the Company's fiscal year, which shall
                 -----------
be the calendar year or, at the option of the Managing Member, a 52/53 week year.

          1.17  "Insurance Underwriting Fee" shall mean the fee payable to LBEP,
                 --------------------------
in the amount provided in Section 5.5.1 hereof.

          1.18  "LandBank" shall mean LandBank, Inc., a Delaware corporation,
                 --------
and its successors in interest.

          1.19  "LandBank Services" shall mean the tasks which LBEP agrees to
                 -----------------
undertake with respect to the Project, which shall include the following: (i) environmental due diligence prior to purchase of the Property; (ii) real estate due diligence prior to purchase of the Property; (iii) underwriting and placement of environmental insurance policies; (iv) development of all plans required to complete remediation; (v) oversight of cleanup activities; (vi) preparing a cash flow model and critical path for the Project; (vii) designing and implementing an exit strategy for each Property; (viii) directing and managing the sale of the Property; (ix) performing all management and administrative functions of the Company; and (x) engaging attorneys, accountants, and other professionals on behalf of the Company as may be necessary to perform the tasks mentioned in (i) - (ix).

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          1.20  "LBEP" shall mean LandBank Environmental Properties LLC, a
                 ----
Delaware limited liability company, and its successors in interest.

          1.21  "Loan" shall mean that certain loan in the original principal
                 ----
amount of $2,500,000 made by Arsenault Acquisitions Corporation, a Colorado corporation, to the Company.

          1.22  "Loan Documents" shall mean the promissory note and all other
                 --------------
documents evidencing or securing the Loan.

          1.23  "Managing Member" shall mean LBEP or its successor pursuant to
                 ---------------
Section 5.6 hereof.

          1.24  "Member" shall mean LBEP, and any other person from time to time
                 ------
who may be admitted to the Company as a Member in accordance with the Certificate and this Agreement or is a permitted assignee who has become a Member in accordance with Article 4, and who has not resigned, withdrawn, been expelled or, if other than an individual, dissolved.

          1.25  "Option Agreement" shall mean that certain Option Agreement
                 ----------------
between the Company and AI dated November 17, 1998, pursuant to which AI may elect to become a member of the Company on the terms set forth therein.

          1.26  "Outstanding Capital Contributions" shall mean, at any time, the
                 ---------------------------------
aggregate Capital Contributions made by the Member to the Company, less the aggregate Capital Contributions that have been repaid by the Company to the Member pursuant to Section 6.2.2 hereof.

          1.27  "Pre-acquisition Costs" shall have the meaning ascribed to it in
                 ---------------------
Section 3.1 hereof.

          1.28  "Project" shall mean the Properties and the improvements thereon
                 -------
and the personal property used in connection therewith, including all entitlements related thereto, and the Company's planned remediation and sale of such real property.

          1.29  "Project Budget" shall mean the most recently updated and
                 --------------
approved Project Budget as provided in Section 5.2 hereof.

          1.30  "Property" and "Properties" shall mean each and all of the
                 --------       ----------
parcels of real property owned by AFMC and subject to the AFMC Agreement, more particularly described in Exhibit A attached hereto.
                          ---------

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          1.31  "Remediation Management Fee" shall mean the fee payable to the
                 --------------------------
Managing Member for the LandBank Services in supervising any and all environmental remediation on the Property, in the amount provided in Section
5.5.2 hereof.

          1.32  "Restoration" shall mean the environmental remediation of the
                 -----------
Properties, including without limitation, moving and handling of contaminated soil, and obtaining a "no further action" letter (or its equivalent) from the applicable governmental agency or agencies exercising environmental jurisdiction over the Properties.

          1.33  "Term" shall have the meaning ascribed to it in Section 2.2
                 ----
hereof.

          1.34  "Treasury Regulations" shall, unless the context clearly
                 --------------------
indicates otherwise, mean the final or temporary regulations in force at any moment in time that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.

                                  ARTICLE II.
                             ORGANIZATIONAL MATTERS

          2.1  Name.  The name of the Company shall be "Northeast Restoration
               ----                                     ---------------------
Company, LLC."  The Company may conduct business under that name or any other
------------
name approved by the Member.

          2.2  Term.  The Term of the Company shall commence on the date of
               ----
filing the Company's Certificate with the Delaware Secretary of State and shall end on August 12, 2028, unless extended or unless sooner terminated pursuant to this Agreement.

          2.3  Office and Agent.  The Company shall continuously maintain an
               ----------------
office and registered agent in the State of Delaware as required by the Act. The registered agent and registered office of the Company shall be: The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 or such other agent or location as the Managing Member may deem necessary or desirable.

          2.4  Business of the Company.  The Company is organized and shall
               -----------------------
operate solely to engage in the following business: (i) to acquire, own, hold for investment, remediate, restore, finance, manage, sell, lease, dispose of and otherwise deal with, and realize the economic benefit from, the Project; and
(ii) to engage in any other lawful activities directly related to the foregoing business as may be necessary or advisable in the reasonable opinion of the Member to further such business. Such activities shall include specifically the following: managing

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the required remediation of each of the Properties; placing the environmental insurance to manage the liabilities and financial risks resulting from ownership and cleanup of the Properties; developing an exit strategy for each Property; and negotiating the sale and selling the Properties. The Company shall not engage in any other business other than the foregoing without the consent of the Member, which consent may be granted or withheld in the Member's sole and absolute discretion and is subject to the consent of AI under the Option Agreement.

          Any or all of the business activities of the Company may be conducted through a corporation, partnership, limited liability company or other entity in which the Company is an owner; provided, however, that unless the Member consents otherwise, which consent may be given or withheld in the Member's sole discretion and is subject to the consent of AI under the Option Agreement, the Company shall own all of the equity interests in any such entity.

                                  ARTICLE III.

                             CAPITAL CONTRIBUTIONS

          3.1  Capital Contributions.  As its initial Capital Contribution to
               ---------------------
the Company, the Member shall contribute (or cause to be transferred to the Company by an Affiliate) its and its Affiliates' entire right, title and interest in and to the Properties, including without limitation all rights under the AFMC Agreement and the deposit made thereunder. The fair market value of such contribution is agreed to be equal to Two Hundred Ten Thousand Dollars ($210,000), which is the amount of the deposit that LandBank has paid under the AFMC Agreement. The Member in addition may, but shall not be required to, contribute to the Company any additional funds needed to complete the purchase of the Property pursuant to the AFMC Agreement, provided that such AFMC Agreement is not terminated, and additional funds required for the operation of the Company, all as shown in the Final Proforma or in the approved Project Budget.

          In addition to the foregoing, the Meter and its Affiliates have incurred certain pre-acquisition costs in connection with the AFMC Agreement and the acquisition of the Property thereunder (the "Pre-acquisition Costs"), as
                                                 ---------------------
shown on the Final Proforma, which Pre-acquisition Costs shall be reimbursed to the Member upon the Closing or as soon thereafter as possible out of available Cash Flow, and which Pre-Acquisition Costs are payable to LBEP or its Affiliates and are not a Capital Contribution to the Company.

          The Member may make additional Capital Contributions to the Company from time to time in the Member's sole discretion,

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but no additional Capital Contributions are required. Except as otherwise provided herein, all Capital Contributions shall be paid in cash.

          3.2  Withdrawal of Capital Contributions.  Subject to any applicable
               -----------------------------------
limitations in the Act, the Member's Capital Contributions and other sums advanced on behalf of the Company shall be repaid to the Member, in whole or in part, as provided in Article 6 hereof.

          3.3  Capital Accounts.  The Company shall establish and maintain an
               ----------------
individual Capital Account for each Member, as provided herein.

               3.3.1  Capital Account Increases.  The Capital Account of each
                      -------------------------
Member shall be increased by:

                      (a) Such Member's cash contributions;

                      (b) The agreed fair market value of property contributed by such Member (if any), net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752; and

                      (c) All items of income and gain (including income and gain exempt from tax) allocated to such Member pursuant to Article 6 or other provisions of this Agreement.

               3.3.2  Capital Account Decreases.  The Capital Account of each
                      -------------------------
Member shall be decreased by:

                      (a) The amount of cash distributed to such Member;

                      (b) The agreed fair market value of all actual and deemed distributions of property made to such Member pursuant to this Agreement (if any), net of liabilities secured by such distributed property that the Member is considered to assume or take subject to under Code Section 752; and

                      (c) All items of deduction and loss (including any expenditures described in Code Section 705(a)(2)(B) and not otherwise deducted hereunder) allocated to such Member pursuant to Article 6 or other provisions of this Agreement.

               3.3.3  Transfer of Capital Account. Upon a valid transfer of all
                      ---------------------------
or part of a Membership Interest in

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accordance with Article 8 hereof, the new owner shall succeed to such transferring Member's Capital Account or the applicable portion thereof.

               3.3.4  Compliance with Regulations.  The foregoing provisions of
                      ---------------------------
this Section 3.3 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations Section. To the extent such provisions are inconsistent with such Regulations Section or are incomplete with respect thereto, Capital Accounts shall be maintained in accordance with such Regulations Section.

                                  ARTICLE IV.
                                    MEMBERS

          4.1  Identification.  LBEP shall be the sole initial Member of the
               --------------
Company. No other person may become a Member except pursuant to a transfer specifically permitted under and effected in compliance with Section 4.2 of this Agreement or upon admission of a new Member with the prior written consent of all of the Members, or as provided in the Option Agreement.

          4.2  Transfer; Admission of New Members.  The Member shall have the
               ----------------------------------
right at any time and from time to time to transfer all or any part of its interest in the Company to any person; provided, however, that any new Member admitted as a Member of the Company and any transferee of a membership interest shall have the right to become a new or a substitute Member only if: (i) the instrument creating or transferring such membership interest states that such person shall be admitted as a Member of the Company; (ii) written consent of the Member and of AI as required under the Option Agreement is given to the admission of the new or substitute Member; (iii) such person executes an instrument satisfactory to the Member accepting and adopting the terms and provisions of this Agreement; and (iv) such person pays any reasonable expenses of the Company (including, without limitation, reasonable attorneys' fees and costs) in connection with its admission as a new Member. Except with the consent of AI as required under the Option Agreement, LandBank shall not, either directly or indirectly through one or more subsidiary entities, and whether voluntarily, involuntarily or by operation of law, transfer any interest in LBEP to any entity other than an Affiliate of LandBank.

          4.3  Member Approval.  No annual or regular meetings of the Members
               ---------------
are required to be held. The approval of any act or other matter by LandBank shall constitute approval by the Member

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and by the Company, subject to any required consent by AI under the Option
Agreement.

                                   ARTICLE V.
                        MANAGING MEMBER; MANAGEMENT AND
                             CONTROL OF THE COMPANY

          5.1  Managing Member.  LBEP shall be the Managing Member of the
               ---------------
Company. As Managing Member, LBEP shall manage the Company on a day-to-day basis and shall provide to the Company all services not specifically designated in this Agreement to be provided by another party.

          5.2  Management of the Company.  The Managing Member shall prepare
               -------------------------
such budget, financial reports and operating plans for the Company as may be required for the operation of the Company. The Managing Member shall, subject to the availability of operating revenues and other cash flow, carry out the business plan and the Project Budget (hereinafter defined) adopted by the Company and shall supervise the operations of the Company. The Managing Member shall have the authority and responsibility to manage the Company's business. The Managing Member shall use reasonable efforts to perform its duties under this Article 5 including, without limitation, employing necessary personnel, on and off-site, to carry on the business of the Company. The Managing Member shall devote itself to the business of the Company to the extent necessary for the efficient carrying on thereof, without compensation therefor except as provided herein.

          5.2.1  Project Budget.  The Managing Member shall prepare a Project
                 --------------
Budget, which Project Budget shall provide for revenue and expenses for each phase of the Company's acquisition, Restoration and disposition of the Project, containing the items listed in this Section 5.2.1 below. The Managing Member shall include in such Project Budget any amounts to be paid to any person (including without limitation any Member or Affiliate of a Member) in connection with each phase of the Project. The Project Budget at a minimum shall contain the following information:

                 (a) a narrative description of each phase of the acquisition and Restoration for the Project proposed or expected to be undertaken by the Company during each Fiscal Year;

                 (b) a development schedule identifying the projected phases of Restoration for the Project as well as the times for completion of the various phases of Restoration of the Project and the expenses attributable to each phase; and

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                    (c) a schedule of projected Cash Flow and projected uses of funds on a Fiscal Year-by-Fiscal Year basis, which schedule shall include any required Capital Contributions needed by the Company and proposed by the Managing Member.

               5.2.2  Budget Updates and Approval.  The Managing Member shall
                      ---------------------------
deliver for review and approval by the Member and by AI pursuant to the Option Agreement a master schedule setting forth the most current Project Budget for the current Fiscal Year and the next Fiscal Year (which shall include a schedule for completion of the various components of the Project), on or before thirty
(30) days after the Closing. Such Project Budget shall include net Cash Flow to the Company at least equal to the net Cash Flow shown in the Final Proforma. Thereafter, the Managing Member shall provide to the Member and to AI within two
(2) weeks after the end of each month monthly historical financial statements on an accrual basis which shall include a balance sheet, income statement and statement of cash flow. The Managing Member shall update the Project Budget annually for each succeeding Fiscal Year, if necessary. After the first Project Budget, an updated Project Budget shall be prepared no later than November 30th of each Fiscal Year for the next succeeding Fiscal Year. The Managing Member shall provide a copy of the Project Budget, and each update thereof, to the Member. The Company shall spend no amount, and shall incur no obligation, which exceeds the amounts provided in the approved Project Budget, as updated and approved by the Member (and by AI as required under the Option Agreement); provided, however, that the Project Budget shall include a Five Percent (5%) contingency, and expenditures within such contingency amount shall be permitted.

          5.3  LandBank Services.  The Managing Member shall perform the
               -----------------
LandBank Services for the Company as provided herein. The Managing Member shall not be entitled to compensation for the LandBank Services rendered to the Company, except as provided herein. However, the Company shall pay all costs payable to third parties in connection with such services.

          5.4  Insurance.
               ---------

               5.4.1  Coverage.  The Managing Member shall cause the Company to
                      --------
be added as an additional insured on its general liability and errors and omissions policy, so that the Company is in compliance with (i) all requirements of the AFMC Agreement as set forth in Exhibit C attached hereto, and (ii) all
                                      ---------
applicable laws, regulations and requirements. The Company in addition may (but is not required to) obtain Comprehensive Automobile Liability insurance insuring Company against liability

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

for claims arising out of the ownership, maintenance or use of any owned, hired or non-owned vehicles; Property insurance appropriate to cover loss resulting from destruction of or damage to some, but not all, of the buildings or structures associated with the Project, with coverage based on the appropriate level of risk of loss to the Company regarding such selected buildings or structures; and such additional insurance against other risks of loss to the Project as, from time to time, may be required by any lender making a loan to the Company or which may be required by law.

               5.4.2  Management.  All policies of insurance shall be treated,
                      ----------
in the appropriate part attributable to the Company, as a cost and expense of the Company. The Managing Member shall act on behalf of all named insureds under each of the insurance policies with respect to all matters pertaining to the insurance afforded by each of such policies, including the giving and receiving of notice of cancellation, the payment of premiums and the receiving of returned premiums, if any, and of such dividends as may be declared by any of the insurance companies issuing any of such policies.

               5.4.3  Subcontractor Insurance.  The Managing Member shall
                      -----------------------
require by contract that each and every subcontractor and consultant providing services in connection with the Project shall obtain and maintain insurance, with the exception of property and stop/loss insurance, that the Managing Member deems appropriate for the particular type and amount of contract involved. The Managing Member may include any or all subcontractors and consultants under the insurance maintained by the Managing Member hereunder with adjustment of coverages and increase in limits as applicable.

               5.4.4  Modifications to Insurance Requirements.  The Managing
                      ---------------------------------------
Member shall review annually the insurance requirements of this Agreement in conjunction with the Company's insurance broker and obtain increased coverage limits or additional forms of insurance as are prudent to protect the interests of the Company and the Members.

          5.5  Managing Members' Fees.  In addition to any fees payable to LBEP
               ----------------------
or any Affiliate as may be approved by the Member and by AI as required under the Option Agreement, the Managing Member shall receive the following fees for its services to the Company. Such fees may be payable by the Company or by any subsidiary entity in which the Company is an owner which owns and manages any of the Properties.

               5.5.1  Insurance Underwriting Fee.  As part of its services, the
                      --------------------------
Managing Member shall perform environmental underwriting of the insurance for the Project. At the Closing, the Managing Member shall be paid an Insurance Underwriting Fee in the amount of two percent (2%) of the purchase price of the Property.

               5.5.2  Remediation Management Fee.  As part of its services, the
                      --------------------------
Managing Member shall provide services to the Company in connection with supervising the Restoration of the Project. The Managing Member shall be paid a Remediation Management Fee for such services in the amount of five percent (5%) of any and all costs of environmental remediation performed on any or all of the Properties; provided, however, that such Remediation Management Fee payable hereunder shall not exceed the aggregate such Remediation Management Fee contained in the approved Project Budget. Such fee shall be payable on the fifteenth (15th) day of each month based on the environmental remediation costs incurred in the immediately preceding month.

          5.6  Removal and Election of Managing Member; Resignation.  The
               ----------------------------------------------------
Managing Member may be removed by the Member at any time for failure to carry out its duties hereunder; and the Member at any time may appoint one or more substitute or additional managers of the Company, subject to the consent of AI as required under the Option Agreement. The Managing Member may resign as a manager at any time.

                                  ARTICLE VI.
                           DISTRIBUTIONS; ALLOCATIONS

          6.1  Periodic Distributions by the Company.  Subject to applicable law
               -------------------------------------
and any limitations contained elsewhere in this Agreement and to the allocation of a portion of the Company's cash to an appropriate reserve for unanticipated expenses, the Managing Member shall cause the Company (i) to pay or provide for the payment of all of its expenses, liabilities and obligations as they become due, including without limitation any fees that are payable to any Member or any Affiliate thereof for its services hereunder, and any loan payments that are due under the Loan Documents or to any other lender, then (ii) to distribute the available Cash Flow of the Company to reimburse LBEP for the Pre-acquisition Costs until all such amounts have been repaid in full, and thereafter (iii) to make cash distributions to the Member from the Cash Flow of the Company. Such cash distributions shall be made quarterly or more frequently, beginning December 31, 1998. Except as otherwise provided herein, distributions of Cash Flow to the Member as provided in (iii) above shall be made to the Member according to the priorities in Section 6.2 hereof.

          6.2  Order of Distributions.  After payment of the amounts described
               ----------------------
in Section 6.1 hereof, all distributions of Cash Flow under Section 6.1(iii) above shall be made to the Member according to the following priorities:

               6.2.1  FIRST, the first Three Hundred Thousand Dollars ($300,000)
                      -----
of Cash Flow shall be paid to LBEP as a priority return.

               6.2.2  SECOND, all Cash Flow shall be paid to LBEP to repay its
                      ------
outstanding Capital Contributions, until such Member has been repaid all of its Capital Contributions.

               6.2.3  THIRD, all further Cash Flow shall be paid to LBEP as the
                      -----
sole Member of the Company.

          6.3  Allocations of Net Profit and Net Loss.  All net profits and net
               --------------------------------------
losses of the Company and all other items of income, deduction, credit or other items having effect for tax purposes shall be allocated to LBEP as the sole Member of the Company.

                                  ARTICLE VII.
                           DISSOLUTION AND WINDING UP

          7.1  Conditions of Dissolution.  The Company shall dissolve upon the
               -------------------------
occurrence of any of the following events:

               7.1.1  Upon the entry of a decree of judicial dissolution;

               7.1.2 Upon the vote of the sole Member (provided, however, that the Member may not vote to voluntarily dissolve the Company while the Option Agreement remains in effect);

               7.1.3 Upon the sale of all or substantially all of the assets of the Company (which shall be subject to the approval of AI as provided in the Option Agreement); or

               7.1.4 Upon the expiration of the Term (including any extension thereto, if applicable).

No other event specified in the Act, or otherwise, shall cause the dissolution of the Company.

          7.2  Winding Up.  Upon the dissolution of the Company, the Company's
               ----------
assets shall be disposed of and its affairs wound up. The Company shall give written notice of the commencement of the dissolution to all of its known creditors.

          7.3  Order of Payment of Liabilities Upon Dissolution.  After
               ------------------------------------------------
determining that all the known debts and liabilities of the Company have been paid or adequately provided for, all remaining assets of the Company shall be distributed to the Member in accordance with the provisions of Article 6 hereof.

          7.4  Certificates.  The Company shall file with the Delaware Secretary
               ------------
of State all certificates or other documents required to complete the dissolution and winding up of the Company's affairs.


                                 ARTICLE VIII.
                                 MISCELLANEOUS

          8.1  Bank Accounts.  The Managing Member shall maintain the funds of
               -------------
the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other person. The Managing Member or any person designated by it, acting alone, is authorized to endorse checks, drafts, and other evidences of indebtedness made payable to the order of the Company, but only for the purpose of deposit into the Company's accounts. All checks, drafts and other instruments obligating the Company to pay money must be signed on behalf of the Company by an authorized representative of the Managing Member. All accounts shall be opened at an office.

          8.2  Complete Agreement.  Except as expressly contemplated herein,
               ------------------
this Agreement and the Certificate constitute the complete and exclusive statement of the operative documents of the Company. To the extent that any provision of the Certificate conflicts with any provision of this Agreement, this Agreement shall control.

          8.3  Binding Effect.  Subject to the provisions of this Agreement
               --------------
relating to transferability, this Agreement will be binding upon and inure to the benefit of the Member, and its successors and assigns.

          8.4  Interpretation.  All pronouns shall be deemed to refer to the
               --------------
masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the interpretation of any provision of this Agreement. Numbered or lettered Certificate, sections and subsections herein contained refer to Certificate, sections and subsections of this Agreement unless otherwise expressly stated.

          8.5  Severability.  If any provision of this Agreement or the
               ------------
application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

          8.6  Notices.  Any notice to be given or to be served upon the Company
               -------
or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given at the address specified in Exhibit D hereto. Any party
                                                  ---------
may, at any time by giving five (5) business days' prior written notice to the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

          8.7  Amendments.  No amendment to this Agreement shall be effective
               ----------
unless it is in writing and signed by all of the Members. Any such amendment is subject to the consent of AI as provided in the Option Agreement.

          8.8  Multiple Counterparts.  This Agreement may be executed in two or
               ---------------------
more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          8.9  Remedies Cumulative.  The remedies under this Agreement are
               -------------------
cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

          8.10  Option Agreement.  The term of the Option Agreement expires on
                ----------------
the later of (i) one hundred eighty (180) days after the Closing, or (ii) ninety
(90) days after the payment in full of the Loan. Upon the expiration of the option term without the exercise of the option by AI, the Option Agreement shall terminate, and all references herein to any consent required under the Option Agreement shall be of no further force or effect.

          8.11  Indemnity.  The Company shall indemnify the Member and its
                ---------
Affiliates and may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she or it is or was a Member, employee or other agent of the Company and was acting in the course of carrying out the business of the Company pursuant to the Agreement or that, being or having been such a Member, employee or agent he or she or it is or was serving at the request of the Company as a manager, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit, except to the extent that liability is caused by the gross negligence, willful misconduct or intentional breach of this Agreement by the indemnitee, and except to the extent that any such liability or damage is otherwise compensated by insurance. The foregoing indemnity shall not apply to any Member or its Affiliate which is providing services to the Company as a consultant or contractor pursuant to a separate contract with the Company and which receives compensation therefor (in addition to the fees which are payable to the Members hereunder), in which case the terms of that contract shall control any indemnity rights or obligations (if any) of either party thereto. The Member specifically acknowledges that LandBank, which is an Affiliate of LBEP, has undertaken certain indemnity obligations under the AFMC Agreement for certain environmental matters, which obligations are for the benefit of the Company, and agree that the Company shall indemnify LandBank for any liability it may incur pursuant to such environmental indemnity, to the extent provided in the foregoing provisions of this Section 8.11.

          IN WITNESS WHEREOF, the Company and the Member have executed this Agreement, effective as of the date first written above.


Company:                                NORTHEAST RESTORATION COMPANY, LLC a
                                        Delaware limited liability company

                                        By:  LANDBANK ENVIRONMENTAL
                                             PROPERTIES LLC, a Delaware
                                             limited liability company
                                        Its: Managing Member

                                             By:  LANDBANK, INC., a Delaware
                                                  corporation
                                             Its: Managing Member


                                                By: /s/ W.P. Lynott
                                                    ----------------------------
                                                Its:  President
                                                    ----------------------------

Member: LANDBANK ENVIRONMENTAL PROPERTIES LLC, a Delaware limited liability company

                                        By:  LANDBANK, INC.,
                                             a Delaware corporation
                                        Its: Managing Member


                                             By:  /s/ W.P. Lynott
                                                ________________________________

                                             Its:     President
                                                 _______________________________

          LandBank hereby executes this Agreement for the purpose of consenting and agreeing to be bound by the provisions of
          Section 4.2 hereof prohibiting certain transfers of an interest in LBEP.

                                        LANDBANK, INC., a Delaware
                                        corporation

                                        By: /s/ W.P. Lynott
                                           _____________________________________

                                        Its:    President
                                            ____________________________________

                                   EXHIBIT A

                  LEGAL DESCRIPTION OF PROJECT REAL PROPERTIES

ALL that certain plot, piece, or parcel of land, situate, lying, and being in the Third Ward of the Borough and County of Queens, City and State of New York, bounded and described as follows:

PARCEL I:
---------

ALL that certain plot, piece, or parcel of land, situate, lying, and being in the Third Ward of the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at a point on the Westerly side of Lawrence Street as shown 100 feet wide on the Final Topographical Map of the City of New York, distant 180.01 feet Northerly from the corner formed by the intersection of the Westerly side of Lawrence Street with the Northerly side of 39th Avenue as shown 50 feet wide on the present Final Topographical Map of the City of New York;

RUNNING Northerly along the Westerly side of Lawrence Street, 298.08 feet to the land now or formerly of Company of Master Craftsmen Inc.;

RUNNING THENCE Westerly parallel with the Northerly side of 39th Avenue and along the land now or formerly of Company of Master Craftsmen Inc. 203.63 feet to the land now or formerly of Emmet B. Simpson;

RUNNING THENCE South 12 degrees 54 minutes 35 seconds East and parallel to Janet Place and along said lands of Simpson 150 feet;

THENCE North 88 degrees 55 minutes 37 seconds West and along said lands of Simpson 327.24 feet to the United States Pierhead and Bulkhead line of the East side of Flushing River;

THENCE Southwesterly along said United States Pierhead and Bulkhead line, 150 feet;

THENCE South 88 degrees 55 minutes 37 seconds East and parallel with the Southerly side of said property of Simpson, 410.31 feet to the intersection of said course with the projection South of the third course above described namely, a projection drawn parallel to the Westerly side of Janet Place from the Southeasterly corner of the lands of Simpson;

RUNNING THENCE Easterly from said point of intersection on a line at right angles to the Westerly side of Lawrence Street 206.49 feet to the Westerly side of Lawrence Street at the point or place of BEGINNING.

PARCEL II:
----------

ALL that certain plot, piece, or parcel of land, situate, lying, and being in the Third Ward of the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at a point on the East side of Flushing Creek (now known as Flushing River) distant 300 feet Southerly from the Southerly boundary line of land belonging to the Long Island Railroad (Whitestone Branch) when measured in a straight line, which point of beginning is intersected by the division line between the land herewith described and the land now or formerly of the Company of Master Craftsmen Inc.;

RUNNING THENCE Southeasterly along the land now or formerly of said Company of Master Craftsmen Inc. approximately 261.32 feet along said division line to the point of turning in the Southerly boundary line of the land now or formerly of the Company of Master Craftsmen Inc. which point is approximately 203.63 feet West of the Westerly line of Lawrence Street, as now widened, as measured along the Southerly boundary line of the property now or formerly of the Company of Master Craftsmen Inc.;

THENCE Southerly and parallel with the Westerly line of Lawrence Street, as it existed on January 19, 1926, 150 feet to a point;

THENCE Westerly approximately 327.97 feet to a point on the Easterly line of Flushing Creek (now known as Flushing River) which point is distant 325 feet Southwesterly from the point or place of beginning when measured along the Easterly line of Flushing Creek (now known as Flushing River) disregarding irregularity of waterfront line, and

THENCE Northeasterly along the Easterly line of Flushing Creek (now known as Flushing River) disregarding irregularity of water-front-line, 325 feet to the point or place of BEGINNING.

Policy insures that the southerly and easterly line of Parcel II are contiguous to the northerly and westerly lines of Parcel I.

                             Schedule A Description

PARCEL I:  LOTS 18-25
--------

ALL those certain lots, parcels of land, situate, lying, and being at Westbury (Outside of the Incorporated Village) in the Town of North Hempstead, County of Nassau and State of New York, and more particularly known and designated as Lots 18, 19, 20, 21, 22, 23, 24 and 25, located in Block 71 on a certain map entitled, "2nd Map of the City of New Cassel, Queens County, L.I., N.Y., surveyed August 1891 by Wm. E. Hawxhurst, Surveyor, drawn by C.A. Leaf, C.E." and filed in Queens County April 22, 1892 as Map No. 256, and subsequently filed in the Nassau County Clerk's Office as Map No. 3, Now No. 14.

PARCEL II:
---------

ALL that certain plot, piece, or parcel of land, situate, lying, and being at Westbury (Outside of the Incorporated Village) in the Town of North Hempstead, County of Nassau and State of New York, and more particularly known and designated as part of Lot 45, located in Block 71 on a certain map entitled "2nd Map of the City of New Cassel, Queens County, L.I., N.Y., surveyed August 1891 by Wm. E. Hawxhurst, Surveyor, drawn by C.A. Leaf, C.E." and filed in Queens Co. 4/22/1892 as Map No. 256, and subsequently filed in the Nassau County Clerk's Office as Map No. 3, Now No. 14, which is more particularly bounded and described as follows:

BEGINNING at a point on the Westerly side of Hopper Street, distant 425 feet Southerly from the intersection of the Southerly side of Main Street with the Westerly side of Hopper Street;

RUNNING THENCE South 1 degree, 11 minutes, 00 seconds West along the Westerly side of Hopper Street 6.08 feet;

THENCE North 88 degrees, 49 minutes, 00 seconds West 100 feet;

THENCE North 1 degree, 11 minutes, 00 seconds, East 6.08 feet;

THENCE South 88 degrees, 49 minutes, 00 seconds, East 100 feet to the Westerly side of Hopper Street, the point or place of BEGINNING.

                                   Schedule A

THAT TRACT OR PARCEL OF LAND situate in the Village of Saranac Lake, Town of Harrietstown, County of Franklin and State of New York, and being all those two certain Village lots in Township 21, Great Tract One of Macomb's purchase, and known and designated as lots numbers 7 & 8 in section 4 on a certain map and survey made by G.T. Chellis, Esq., Surveyor in 1891, subdividing the Greenough 25-acre lot which map and survey are on file in the office of the clerk of Franklin County, reference thereto is hereby made for a more complete description of said lot.

ALSO, ALL THOSE TWO CERTAIN VILLAGE LOTS in said Village, Town, County, and State, and known and designated as Lots No. 1 & 2 in Section No. 7 on a certain map and survey of the Greenough 25-acre lot so-called, which said map is on file in the office of the County of Franklin, and to which reference is hereby had for a more definite description of the said lot.

Excepting therefrom so much thereof as was conveyed by Boyce and Robertson, Inc. to Moreland L. Flagg and Bessie F. Flagg by the deed dated 4/29/65 and recorded 5/2/65 in Liber 426 Page 302 and described as follows:

ALL THAT TRACT OR PARCEL OF LAND situate in the Village of Saranac Lake, Town of Harrietstown, County of Franklin and State of New York, and being part of all those two certain Village lots in Township 21, Great Tract One of Macomb's Purchase, known and designated as Lots 7 & 8 in Section 4 on a certain map and survey made by G.T. Chellis, Esq., surveyor, in 1891, subdividing the Greenough 25-acre lot, which map and survey are on file in the Office of the Clerk of Franklin County, and reference thereto is hereby made for a more complete description of said lots, and being more particularly described as follows:

BEGINNING at a point at the Southeast corner of said Lot No. 7;

THENCE RUNNING along Lots Nos. 7 & 8 to the Southwest corner of Lot No. 8;

THENCE RUNNING along the Northerly line between the division line of Lots Nos. 8 & 9, 65 feet;

THENCE parallel to the North line of Lot No. 6 as shown on said map to a point in the Easterly line of said Lot No. 7;

THENCE Southerly along the East line of Lot No. 7 the point or place of BEGINNING.

ALL that tract or parcel of land, situate in the Village of Saranac Lake, County of Franklin and State of New York, being a portion of Township No. 21, Great Tract One of Macomb's Purchase, bounded and described as follows, to wit:

BEGINNING in the center of the Street known as Broadway in a line with a picket fence on the northwesterly side of Willard Derby's front yard;

RUNNING THENCE South 57 degrees 30 minutes West 7 rods and 24 links to an iron pipe or hub at the southeast corner of Latour's barn:

THENCE South 37 degrees East 96 links to a cedar post at the southwest corner of Mrs. B. Morrow's lot;

THENCE North 62 degrees 30 minutes East along the northwesterly side of the said Morrow Lot 8 rods 2 1/2 links to the center of the before mentioned street;

THENCE northwesterly along center of said street 4 rods and 14 links the place of BEGINNING.

ALSO, ALL that other tract or parcel of land, situate the same Village, Town, County and State and bounded and described as follows, to wit:

BEGINNING at an iron pipe driven in the ground at the S.E. Corner of Elisha Latour's barn on the southerly side of Broadway, it also being the Southwesterly corner of a lot owned by James A. Latour (above described);

RUNNING THENCE South 57 degrees 30 minutes West 15 feet;

THENCE South 37 degrees East 96 links;

THENCE North 62 degrees 30 minutes East 15 feet to the Southwesterly corner of the James A. Latour lot as hereinabove described;

THENCE northerly along the said Latour's westerly line to the place of BEGINNING.

ALSO, that other tract or parcel of land, situate in the same Village, Town, County and State, and bounded and described as follows, to wit:

BEGINNING at an iron hub driven in the highway (Broadway) leading from the Saranac River to the A. & St. L.R.R. station, which hub is South 57 degrees 15 minutes West 75 links from the northwesterly corner post of the fence around the property of Willard Derby in said Village;

RUNNING THENCE South 57 1/4 degrees 1 chain and 91 1/2 links to an iron hub driven into the ground near the southwesterly corner of the barn erected upon said property by Elisha Latour;

THENCE North 36 degrees 30 minute West 83 links to an iron hub driven into the ground;

THENCE North 60 degrees 30 minutes East 1 chain and 97 links to the center of said highway at an iron hub, there driven and being 72 links from the Northeasterly corner and 79 links from the Southeasterly corner of a dwelling house erected upon said premises by Elisha Latour;

THENCE South 33 1/2 degrees East along the center of said highway 74 1/2 links to the point or place of BEGINNING.

EXCEPTION AND RESERVING all that tract or parcel of land, situated in the Village, Town, County, and State aforesaid bounded and described as follows, to wit:

BEGINNING at a copper bolt set in the outer edge of the sidewalk on the westerly side of Broadway, whence a drill hole in the center of the street bears North 62 degrees 54 minutes East 23.39 feet;

RUNNING THENCE North 39 degrees 40 minutes West along in the west bounds of Broadway 60.00 feet to a copper bolt set in the outer edge of the sidewalk;

THENCE South 56 degrees 06 minutes West 121.28 feet to an iron pipe in the rear line of the Tuffiled Latour lands;

THENCE South 37 degrees East 45.64 feet to a copper bolt set in a stone;

THENCE North 62 degrees 34 minutes East along the south bounds of the Tuffield Latour property to the point or place of BEGINNING.

ALSO EXCEPTING THEREFROM so much thereof as was acquired by the People of the State of New York by notice of appropriation recorded in Liber 688 Page 91.

                                   Schedule A

ALL that certain plot, piece, or parcel of land, situate, lying, and being in the Village of Sackets Harbor, County of Jefferson and State of New York, bounded and described as follows:

BEGINNING at an iron pipe in the Northwest margin of Ambrose Street, where the same is intersected by the Northeast line of lands conveyed from J. Wayland Brown, et al, to George Hall Corporation by deed dated June 20, 1955, and recorded in the Jefferson County Clerk's Office in Liber 615 of Deeds at Page 231;

RUNNING THENCE from the point of beginning, South 54 degrees 05 minutes 23 seconds West along said Northwest margin, 341.53 feet to an iron pipe;

RUNNING THENCE South 38 degrees 09 minutes 45 seconds East 24.98 feet to a point in the centerline of Ambrose Street;

RUNNING THENCE South 54 degrees 09 minutes 30 seconds West, along said centerline 1292.34 feet to a point in said centerline where the same is intersected by the Northeast line of lands formerly owned by J. Wayland Brown (Liber 447 Page 297), said point being South 39 degrees 07 minutes 52 seconds East 24.75 feet from an iron pipe;

RUNNING THENCE North 39 degrees 07 minutes 52 seconds West passing through said iron pipe, 1690.46 feet to an iron pipe at a corner thereof;

RUNNING THENCE South 49 degrees 09 minutes 39 seconds West 180.00 feet to an iron pipe;

RUNNING THENCE North 33 degrees 42 minutes 43 seconds West continuing along the Northeast line of Brown, 347.38 feet to a point in the Southeast line of a parcel of land conveyed from Augsbury Oil Corporation to the Village of Sackets Harbor by deed recorded in Liber 857 of Deeds at Page 487;

RUNNING THENCE along the Southeast line thereof, North 59 degrees 36 minutes 58 seconds East 26.00 feet to an angle;

RUNNING THENCE North 03 degrees 02 minutes 58 seconds East 105.8 feet to an angle;

RUNNING THENCE North 11 degrees 11 minutes 02 seconds West continuing along said line, 23.73 feet to its intersection with the Southeast line of a parcel of land conveyed to Ralph E. Smith by deed recorded in Liber 918 of Deeds at Page 1120;

RUNNING THENCE North 53 degrees 17 minutes 54 seconds East along the Southeast line thereof, 201.8 feet to an iron pipe at the most Southerly corner of lands conveyed to Lahair (Liber 818 page 949);

RUNNING THENCE North 53 degrees 17 minutes 54 seconds East along the Southeast line of Lahair, to and along the Southeast line of lands conveyed to Stevens, to and along the Southeast line of lands conveyed to Miles and to and along the Southeast line of lands conveyed to McMahon 266.50 feet to an iron pipe at the most Easterly corner of McMahon;

RUNNING THENCE North 36 degrees 33 minutes 46 seconds West along the Northeast line thereof, 184.23 feet to a point in the centerline of Ontario Street, said point being North 36 degrees 33 minutes 46 seconds West 20 feet from an iron pipe;

RUNNING THENCE along said centerline North 64 degrees 25 minutes 25 seconds East
152.27 feet to an angle;

RUNNING THENCE North 63 degrees 51 minutes 07 seconds East continuing along said centerline 348.80 feet to its intersection with the Northeast line of lands conveyed to Bock (Liber 684 page 531), said point being South 24 degrees 51 minutes 45 seconds East 20.74 feet from an iron pipe;

RUNNING THENCE North 24 degrees 51 minutes 45 seconds West passing through said iron pipe 69.03 feet to an iron pipe on the top of the bank;

RUNNING THENCE and continuing along the same bearing North 24 degrees 51 minutes 45 seconds West 10 feet, plus or minus, to a point in the shoreline of Black River Bay in Lake Ontario;

RUNNING THENCE Northeasterly along said shoreline as it winds and turns to a point that is North 32 degrees 12 minutes 48 seconds West 10 feet from an iron pipe;

RUNNING THENCE South 32 degrees 12 minutes 48 seconds East to said iron pipe, it being North 66 degrees 47 minutes 34 seconds East 817.07 feet from the last described iron pipe;

RUNNING THENCE and continuing on the same bearing South 32 degrees 12 minutes 48 seconds East 42.50 feet to an iron pipe in the Southeast margin of Ontario Street and at a corner of a 4.01 acre parcel conveyed from George Hall Corporation to Village of Sackets Harbor by deed dated May 1, 1968, and recorded in Liber 807 of Deeds at Page 581;

RUNNING THENCE South 63 degrees 55 minutes 54 seconds West along the Northwest line thereof, 50.00 feet to an iron pipe;

RUNNING THENCE South 32 degrees 12 minutes 06 seconds East along the Southwest line of said lands conveyed to Village of Sackets Harbor 324.56 feet to an iron pipe;

RUNNING THENCE South 52 degrees 20 minutes 15 seconds West along the Northwest line thereof 288.74 feet to an iron pipe;

RUNNING THENCE South 38 degrees 04 minutes 14 seconds East along the Southwest line of said parcel to and along the Southwest line of a parcel of land conveyed from The Augsbury Corporation to Village of Sackets Harbor by deed dated November 15, 1982, and recorded in Liber 927 of Deeds at page 580, 669.82 feet to an iron pipe at the most Southerly corner thereof;

RUNNING THENCE North 51 degrees 53 minutes 44 seconds East along the Southeast line of said parcel 500.00 feet to an iron pipe;

RUNNING THENCE North 38 degrees 04 minutes 18 seconds West along the Northeast line of said parcel 167.96 feet to a point on the Southeast line of a parcel of Land conveyed from George Hall Corporation to The People of the State of New York be deed dated July 19, l967 and recorded in Liber 799 of Deeds at Page 4l4;

RUNNING THENCE North 52 degrees 07 minutes 45 seconds East along said Southeast line 123.60 feet to an iron pipe at the most Easterly corner thereof;

RUNNING THENCE North 52 degrees 16 minutes 45 seconds East to and along the Southeast margin of Hill Street 504.79 feet to an iron pipe at a corner of lands of Sackets Harbor Fire Company;

RUNNING THENCE South 37 degrees 54 minutes 53 seconds East along the Southwest line thereof 479.86 feet to an iron pipe;

RUNNING THENCE South 52 degrees 12 minutes 30 seconds West along the Northwest margin of Ray Street 194.44 feet to an iron pipe;

RUNNING THENCE South 37 degrees 46 minutes 23 seconds East crossing said Ray Street 175.55 feet to an iron pipe;

RUNNING THENCE North 52 degrees 12 minutes 10 seconds East 39.57 feet to an iron pipe;

RUNNING THENCE South 37 degrees 54 minutes 48 seconds East 149.60 feet to an iron pipe in the Northwest margin of Bayard Street;

RUNNING THENCE South 52 degrees 13 minutes 55 seconds West along said margin and the Southwesterly prolongation thereof 541.08 feet to an iron pipe;

RUNNING THENCE South 37 degrees 18 minutes 23 seconds East 220.07 feet to an iron pipe;

RUNNING THENCE South 48 degrees 12 minutes 48 seconds West 99.29 feet to an iron pipe;

RUNNING THENCE South 35 degrees 17 minutes 40 seconds East 203.62 feet to the point and place of BEGINNING.

TOGETHER WITH an easement 54 feet in width as reserved in the deed to Plaza Group Associates dated 11/18/86 and recorded 11/26/86 in Liber 1049 page 242, but only in so far as it crosses the premises described in said deed, and excepting out of the above described premises the premises conveyed by said deed.

ALL that certain plot, piece, or parcel of land, situate, lying, and being in the Village of Sackets Harbor, County of Jefferson and State of New York, bounded and described as follows:

BEGINNING at a point in the Southeast margin of Ambrose Street, where the same is intersected by the Southwest line of the first parcel in a deed from Lehigh Portland Cement Company to Augsbury Oil Corporation dated April 19, 1971, and recorded in the Jefferson County Clerk's Office in Liber 829 of Deeds at Page 242, and the Northeast line of lands of Merle Bolton;

RUNNING THENCE from the point of beginning North 53 degrees 59 minutes East along the Southeast margin of Ambrose Street 1228.6 feet to an angle;

RUNNING THENCE North 53 degrees 40 minutes East continuing along said margin
665.4 feet to its intersection with the Southwest margin of Edmond Street;

RUNNING THENCE South 35 degrees 45 minutes East along said margin 42.2 feet to its intersection with the Southeast line of the aforementioned first parcel of land conveyed to The Augsbury Corporation in Liber 829 of deeds at page 242;

RUNNING THENCE Southeasterly on a curve to the left and along the remains of a fence line to a point that is South 06 degrees 41 minutes East 1551.6 feet from the last described point said point being in the Southwest line of lands conveyed to Dexter R. Fidler by deed recorded in Liber 922 of Deeds at Page 119 and in the Northeast line of lands conveyed to Robert C. Huntley, et, ux, by deed recorded in Liber 893 of Deeds at Page 175;

RUNNING THENCE North 80 degrees 03 minutes 30 seconds West along the Northeast line of Huntley 93.0 feet to a corner;

RUNNING THENCE Southeasterly on a curve to the left to a point that is South 40 degrees 56 minutes East 453.4 feet from the last described point;

RUNNING THENCE South 49 degrees 41 minutes East 751.0 feet to a point in the centerline of Adams Road;

RUNNING THENCE South 18 degrees 59 minutes East along said centerline 129.2 feet to a point;

RUNNING THENCE North 49 degrees 41 minutes West along the remains of a fence line 862.1 feet to an existing square iron bar;

RUNNING THENCE Northeasterly on a curve to the right to an existing square bar that is North 39 degrees 51 minutes West 531.2 feet from the last described iron bar;

RUNNING THENCE North 80 degrees 08 minutes 30 seconds West along a Northeast line of the aforementioned lands conveyed to Huntley 1513.0 feet to a square iron bar at a corner therein and in the Northeast line of the first mentioned lands conveyed to Merle Bolton;

RUNNING THENCE North 21 degrees 33 minutes West along said Northeast line and along a fence line 180.9 feet to the point and place of BEGINNING.

                                  Schedule A

ALL that part of Mile Square Lots No. 59 and 69 North of New York State Route No. 11-B in the Town of Potsdam, County of St. Lawrence and State of New York described as follows:

BEGINNING AT A POINT in the center of N.Y.S. Route 11-B at the southwest corner of lands of Robert Robar (Liber 916, Page 962) this point distant 166.2 feet southeasterly of the intersection of the center of N.Y.S. Route 11-B with the centerline of a 32 inch corrugated metal culvert pipe passing under said road and running;

1) THENCE on a magnetic bearing North 77 degrees 25 minutes 34 seconds West a distance of 148.50 feet along the center of N.Y.S. Route 11-B to the southeast corner of lands formerly owned by Dennis Murphy (Liber 154C, Page 1789).

2) THENCE North 12 degrees 25 minutes 30 seconds East a distance of 675.24 feet long the East line of lands formerly of Murphy and the East line of lands of Josef and Olga Dutsieviez (Liber 731, Page 548) to an iron pipe found in a fence line being the South line of lands of Joesf and Olga Dutsieviez (Liber 691, Page
558). This course passes through an iron pipe found 33.0 feet from the road center.

3) THENCE South 74 degrees 08 minutes 53 seconds East a distance of 147.96 feet along Dutsieviez to an iron pipe set over an iron pipe found in the West line of lands of Josef and Olga Dutsieviez (Liber 656, Page 129).

4) THENCE South 12 degrees 21 minutes 20 seconds West a distance of 666.78 feet along the West line of Dutsieviez and the West line of lands of aforementioned Robar to the point of BEGINNING.

This course passes through an iron pipe set 44.53 feet from the road center.

                                  SCHEDULE A
                                  ----------

PARCEL 1:
---------

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, situate in the Town of Plattsburgh, Clinton County, New York bounded and described as follows:

Beginning at an iron pipe found in the easterly bounds of NYS Rte 9, which point is also the southwest corner of lands now or formerly owned by Bray Terminals Inc. (Vol. 560 page 660);

THENCE South 78 degrees 40 minutes 54 seconds East, along the southerly bounds of the aforesaid Bray Terminals Inc., 472.28 feet to 3/4" iron pipe found in the westerly bounds of lands now or formerly owned by the Delaware and Hudson Railroad Corp., which point is the northeast corner of the parcel hereby described, and is also the southeast corner of the aforesaid Bray Terminals, Inc.;

THENCE southwesterly along the westerly bounds of the aforesaid Delaware and Hudson Railroad Corp. and along a curve concave to the southwest, said curve having a radius of 2815.43 feet, and passing through an angle of 02 degrees 05 minutes 27 seconds, 102.74 feet to the beginning of said curve;

THENCE South 26 degrees 24 minutes 11 seconds West, and continuing along the westerly bounds of said Delaware and Hudson Railroad Corp. 296.92 feet to a 3/4" iron pipe found, which point is the southeast corner of the parcel hereby described and which point is also the northeast corner of lands now or formerly owned by the George Hall Corp. (Vol 375, Page 473);

THENCE North 80 degrees 29 minutes 18 seconds West, along the northerly bounds of the aforesaid George Hall Corp., 326.50 feet to a chiseled cross in a concrete headwall in the easterly bounds of NYS Rte. 9, which point is the southwest corner of the parcel hereby described and is also the northwest corner of the aforesaid George Hall Corp.;

THENCE North 04 degrees 48 minutes 03 seconds East along the easterly bounds of NYS Rte. 9, 399.23 feet to the point or placed of beginning.

PARCEL 2:
---------

Shown as being owned by George Hall Corp. (Vol. 375, Page 473) beginning at a chiseled cross found in a concrete headwall in the easterly bounds of NYS Rte. 9, which point is also the southwest corner of lands of Augsbury Terminals, Inc. (Vol. 342, Page 327), and being Parcel 1 above;

THENCE South 80 degrees 29 minutes 18 seconds East, along the southerly bounds of said Augsbury Terminals, Inc., 326.50 feet to a 3/4" iron pipe found in the westerly bounds of lands now or formerly owned by the Delaware and Hudson Railroad Corp., which point is the northeast corner of the parcel hereby described and is also the southeast corner of Augsbury Terminals, Inc.;

THENCE South 26 degrees 58 minutes 07 seconds West, along the westerly bounds of aforesaid Delaware and Hudson Railroad Corp. 203.44 feet to an iron bolt found, which point is the southeast corner of the parcel hereby described and is also the northeast corner of lands now or formerly owned by Ramona A. Harlem (Vol. 594, Page 324);

THENCE North 80 degrees 27 degrees 31 seconds West, along the northerly bounds of aforesaid Harlem, 249.55 feet to an iron pipe found in the easterly bounds of NYS Rte. 9, which point is the southwest corner of the parcel hereby described and is also the northeast corner of aforesaid Harlem;

THENCE North 04 degrees 48 minutes 32 seconds East, along the easterly bounds of NYS Rte. 9, 79.51 feet to a 1/2" crimped iron pipe found;

THENCE North 04 degrees 49 minutes 45 seconds East and continuing along the easterly bounds of NYS Rte. 9, 115.08 feet to the point or place of beginning.

PARCEL 3:
---------

Shown as being owned by George Hall Corp. (Vol. 340, page 493), beginning at a 1/2" crimped iron pipe found in the easterly bounds of the Delaware and Hudson Railroad Corp., which point is also the southwest corner of lands now or formerly owned by Robert B. Church et at. (Vol. 346, Page 235);

THENCE South 56 degrees 24 minutes 58 seconds East, along the southerly bounds of a aforesaid Church, 80.22 feet to a 1/2" iron pipe found;

THENCE continuing on the same bearing of South 56 degrees 24 minutes 58 seconds East and continuing along the southerly bounds of aforesaid Church, 81 feet more or less, to the highwater mark of Lake Champlain, which point is the northeast corner of the parcel hereby described and is also the southeast corner of aforesaid Church;

THENCE Southerly, along the highwater mark of Lake Champlain, 780 feet, more or less, to a point which point is the southeast corner of the parcel hereby described and is also the northeast corner of lands now or formerly owned by Jack and Debra Conroy (Vol. 633, page 736);

THENCE along the northerly bounds of aforesaid Conroy, on the following bearings and distances:

North 83 degrees 03 minutes 39 seconds West, 65 feet more or less to an iron pipe found, which point is located South 00 degrees 50 minutes 01 second East,
805.27 feet from the last previously described iron pipe found;.

North 83 degrees 03 minutes 39 seconds West, 90.00 feet to an iron pipe found;

North 83 degrees 03 minutes 39 seconds West, 353.35 feet to an iron bolt found in the easterly bounds of the aforesaid Delaware and Hudson Railroad Corp. which point is the southwest corner of the parcel hereby described and is also the northwest corner of aforesaid Conroy;

THENCE North 26 degrees 12 minutes 13 seconds East, along the easterly bounds of the aforesaid Delaware and Hudson Railroad Corp. 462.86 feet the beginning of a curve concave to the north, said curve having a radius of 2914.43 feet;

THENCE northeasterly along said curve, continuing along the easterly bounds of the aforesaid Delaware and Hudson Railroad Corp., passing through an angle of 06 degrees 59 minutes, 355.22 feet to the end of said curve;

THENCE North 19 degrees 32 minutes 16 seconds East and continuing along the easterly bounds of said Delaware and Hudson Railroad Corp., 56.95 feet to the point or place of beginning.

Together with a right of way to be used jointly with Church Oil Company, Inc., and Fort Edward Express Company, Inc., their successors and assigns, twenty-five feet (25') wide, easterly and westerly and running northerly from the parcel hereinabove conveyed along the westerly boundary line of the Delaware & Hudson Railroad Corporation right of way two hundred ninety-one and fifty-one hundredths feet (291.51'), more or less, to the right of way from the said U.S. Route #9 to Lake Champlain, under said right of way, and along the second parcel of property described in the deed from Paul F. Hillman and Walter H. Church to Fort Edward Express Company, Inc. and Church Oil Company, Inc., dated August 28, 1952, and recorded in the Clinton County Clerk's Office on May 7, 1953, in Volume 322 of Deeds at page 99, about one hundred seven feet (107') more or less, to the north side of a culvert passing underneath the Delaware & Hudson Railroad Corporation right of way. Being the same right of way designated as "25' R.O.W. for Pipe Lines," shown on "Map of Lands of Fort Edward Express Company, Inc., and Church Oil Co. Inc., with George Hall Corp. Land Shown, East Side Lake Shore Road, U.S. #9, Town of Plattsburgh, Clinton County, New York, from Field Survey 7-4-53 by R.H. Ladue & G. Barber, map prepared by R.H. Ladue, N.Y.S.L.S. #24928, dated 7-22-53, filed in the Clinton County Clerk's Office on the 5th day of August, 1953.

Together with the joint use with Fort Edward Express Company, Inc. and Church Oil Company, Inc., their successors and assigns, of a license and permit dated August 8, 1950, between the Delaware & Hudson Railroad Corporation, licensor and Paul F. Hillman and Walter H. Church, Licensees, licensing and permitting the said Licensees to place four six inch (6") pipes to carry gasoline and oil underneath and across the right of way and railroad tracks, partly within limits of a culvert of the licensor, at Valuation Station 4551+05 in the Town of
                                                       -
Plattsburgh, County of Clinton and State of New York, the approximate location of said pipes to be indicated by solid red line and marked "4 - 6" Pipe Lines" on the map attached to said agreement entitled, "Miscellaneous Document No. 17483."

Together with a right of way to be used jointly with Church Oil Company, Inc., and Fort Edward Express Company, Inc., their successors and assigns, six feet (6') wide running in a generally easterly direction from the easterly line of the Delaware & Hudson Railroad Corporation right of way opposite the culvert, hereinabove referred to, to the water line of Lake Champlain; said right of way to run parallel to the northerly line of the premises conveyed by Paul F. Hillman and Walter Church, to Fort Edward Express Company, Inc. & Church Oil Company, Inc., by deed dated August 28, 1952, and recorded in the Clinton County Clerk's Office on May 7, 1953, in Volume 322 of Deeds at page 103. Being the same right of way designated, "6' R.O.W. to Lake," shown on, "Map of Lands of Fort Edward Express Co. Inc., and Church Oil Company, Inc.; with George Hall Corp. Land shown East Side Lake Shore Road, U.S. #9, Town of Plattsburgh, Clinton County, New York, from Field Survey 7-4-53 by R.H. Ladue & G. Barber. Map prepared by R.H. Ladue, N.Y.S.L.S. #24928, dated 7-22-53" filed in the Clinton County Clerk's Office on the 5th day of August, 1953.

Together with a right of way to be used jointly with Church Oil Company, Inc. and Fort Edward Express Company, Inc., their successors and assigns, ten feet (10') wide easterly and westerly and running southerly from the six foot (6') right of way to Lake, hereinabove described, along the easterly boundary line of the Delaware & Hudson Railroad Corporation right of way to the right of way designated as "12' R.O.W. to Lake Front Property - (Reserved by Brandon)", shown on "map of lands of Fort Edward Express Co. Inc., and Church Oil Company, Inc.; with George Hall Corp. land shown East Side Lake Shore Road, U.S. #9, Town of Plattsburgh, Clinton County, New York, from Field Survey 7-4-53 by R.H. Ladue &
G. Barber. Map prepared by R.H. Ladue N.Y.S.L.S. #24928, dated 7-22-53," filed in the Clinton County Clerk's Office on the 5th day of August, 1953. Being the same right of way designated as "10' R.O.W. on said map being a part of the same premises conveyed by Paul F. Hillman and Walter Church to Fort Edward Express Company, Inc., and Church Oil Company, Inc. by deed dated August 28, 1952, and recorded in the Clinton County Clerk's Office on May 7, 1953, in Volume 322 of Deeds at page 103.

Also the use of the right of way from said State Highway easterly to Lake Champlain located northerly and adjacent to the first parcel of premises descried in the deed dated August 28, 1952, from Paul F. Hillman and Walter H. Church, to Fort Edward Express Company, Inc. and Church Oil Company, Inc. recorded in the Clinton County Clerk's Office on May 7, 1953, in Volume 322 of Deeds at page 99, together with Church Oil Company, Inc., Port Edward Express Company, Inc. and all other persons having the right to use the said right of way, intending to include herein the right of ingress and egress to the "25' R.O.W. for Pipe Lines," hereinabove described and the "10' R.O.W." hereinabove described in the preceding paragraph. Being the right of way designated, "12' R.O.W. to Lake Front Property - (reserved by Brandon) shown on "Map of Lands of Fort Edward Express Co., Inc. and Church Oil Co. Inc.; with George Hall Corp. Land shown East side Lake Shore Road, U.S. #9, Town of Plattsburgh, Clinton County, New York. From Field Survey 7-4-53 by R.H. Ladue & G. Barber. Map prepared by R.H. Ladue N.Y.S.L.S. #24928, dated 7-22-53," filed in the Clinton County Clerk's Office on the 5th day of August, 1953.

[first line missing from original] . . . Inc. and Church Oil Company, Inc., their successors and assigns, of the riparian rights owned by Fort Edward Express Company, Inc. and Church Oil Company, Inc. along the shore and in the waters of Lake Champlain at the easterly end of the "6' R.O.W.1 to Lake," shown on, "Map of Lands of Fort Edward Express Co. Inc., and Church Oil Co. Inc.; with George Hall Corp. Land shown, East Side Lake Shore Road, U.S. #9, Town of Plattsburgh, Clinton County, New York, from Field Survey 7-4-53 by R.H. Ladue &
G. Barber,

Map prepared by R.H. Ladue, N.Y.S.L.S. #24928, dated 7-22-53," filed in the Clinton County Clerk's Office on the 5th day of August, 1953, granting to said George Hall Corporation, its successors and assigns, irrevocable permission and consent to build and construct such pier or piers and dolphin or dolphins off shore in Lake Champlain fronting the lands owned by said Fort Edward Express Company, Inc. and Church Oil Company, Inc. on the shore of said lake as it may deem necessary for the operation of a bulk plant or storage facility on the premises herein before conveyed with further permission and consent to lay pipe lines on the bed of the Lake to said pier or piers subject to obtaining permission of the State of New York, the United States Government, and any other governmental authority as may be the owner of such lands under water or may have control of navigation thereover.

The rights of way hereinabove described are for the purpose of laying and maintaining pipe lines for carrying petroleum products and maintaining such lines, and the rights of way include the right of ingress and egress, upon said right of way for the purpose of constructing, maintaining, and inspecting such pipe lines.

Church Oil Company, Inc., and Fort Edward Express Company, Inc., their successors and assigns, reserve the right to connect to and use said pipe lines along any part of said right of way together with George Hall Corporation, its successors and assigns, upon the condition that they shall, at the time of making such connection, pay to George Hall Corporation, its successors and assigns, one-half of the cost of construction of said pipe lines from the point of connection to the termination of said pipe lines in Lake Champlain, and that they shall thereafter during such period of use pay one-half of the cost of maintaining and repairing said pipe lines.

Church Oil Company, Inc., and Fort Edward Express Company, Inc. their successors and assigns, also reserve the right to use the boat anchorage and pipe lines in Lake Champlain at the termination of said pipe lines as hereinbefore described along said right of way, upon the condition that they shall at the time of making such use pay to George Hall Corporation, its successors and assigns, one-half of the cost of construction of said boat anchorage including dolphins and piers as well as thereafter during such period of use, paying one-half of the cost of maintaining and repairing said boat anchorage, piers and dolphins.

Reserving, however, an easement of right of way for the purpose of a water line to furnish water for drinking purposes and household use for five (5) cottages, said easement being described in an instrument between Ashville Brandon and Easter Howard Brandon to Carl A. Warn and Clara I. Warn dated November 2, 1944, and recorded November 2, 1944, in Volume 213 of Deeds at page 94, Clinton County Clerk's Office.

Also reserving the use of the right of way from the State Highway easterly to Lake Champlain, said right of way to be used in common between the parties hereto and with others.

                            Schedule A Description

                                   Parcel I
                                   --------

ALL that certain plot, piece, or parcel of land, situate, lying, and being in the City and Town of Plattsburgh, County of Clinton and State of New York being further described as follows:

BEGINNING at an iron pipe found and reset in the westerly highway limits of United States Avenue (U.S. Route 9), said iron pipe being located a direct tie of North 08 degrees 00 minutes 16 seconds East 3315.07 feet from the intersection of the centerlines of United States Avenue (U.S. Route 9) and railroad tracks;

RUNNING THENCE North 82 degrees 38 minutes 03 seconds West, passing through an iron pipe found at 158.33 feet, and continuing a total distance of 395.37 feet to an iron pipe found;

RUNNING THENCE North 41 degrees 48 minutes 12 seconds East a distance of 28.79 feet to a point referenced as monument number 53 in prior deeds and maps;

RUNNING THENCE North 48 degrees 21 minutes 57 seconds East a distance of 144.96 feet to a point referenced as monument number 52 in prior deeds and maps;

RUNNING THENCE North 42 degrees 48 minutes 57 seconds East a distance of 80.17 feet to an iron pipe set referenced as monument number 51 in prior deeds and maps;

RUNNING THENCE North 33 degrees 01 minutes 57 seconds East a distance of 188.87 feet to an iron pipe set;

RUNNING THENCE South 73 degrees 16 minuets 03 seconds East a distance of 300.44 feet to an iron pipe set in the Westerly highway limits of United States Avenue (U.S. Route 9);

RUNNING THENCE along a curve to the right having a radius of 1139.71 feet, an arc length distance of 11.83 feet to an iron pipe set at a point being located a direct tie of South 22 degrees 36 minutes 07 seconds West 11.83 feet from the last mentioned iron pipe set;

RUNNING THENCE North 73 degrees 16 minutes 03 seconds West a distance of 33.17 feet to an iron pipe set;

RUNNING THENCE South 24 degrees 12 minutes 12 seconds West a distance of 50.01 feet to an iron pipe set;

RUNNING THENCE South 73 degrees 16 minutes 03 seconds East a distance of 33.21 feet to an iron pipe set in the Westerly highway limits of United States Avenue (US. Route 9);

RUNNING THENCE along a curve to the right having a radius of 1139.71 feet, an arc length distance of 288.94 feet to the point of beginning being located a direct tie of South 32 degrees 40 minutes 34 seconds West 288.17 feet from the last mentioned iron pipe set.

                                   Parcel II
                                   ---------

ALL that certain plot, piece, or parcel of land, situate, lying, and being in the Town of Plattsburgh, County of Clinton and State of New York being further described as follows:

BEGINNING at an iron pipe set at the intersection of the Northerly margin of a Private Access Road to Lake Champlain and the Easterly highway limits of United States Avenue (U.S. Route 9), said iron pipe also being located a direct tie of North 07 degrees 47 minutes 19 seconds East 3329.11 feet from the intersection of the centerlines of United States Avenue (U.S. Route 9) and railroad tracts;

RUNNING THENCE North 36 degrees 53 minutes 00 seconds East along the Easterly highway limits of United States Avenue (U.S. Route 9), a distance of 246.20 feet to an iron pipe set in the line between the City of Plattsburgh to the North and the Town of Plattsburgh to the South;

RUNNING THENCE South 82 degrees 50 minutes 00 seconds East along said Town and City Line, a distance of 731.58 feet to an iron pipe set in the Westerly railroad margin of Delaware and Hudson Railroad;

RUNNING THENCE South 18 degrees 59 minutes 00 seconds West along the Westerly railroad margin, a distance of 556.35 feet to an iron pipe set at the intersection of the Westerly railroad margin of Delaware and Hudson Railroad and the Northerly line of Private Access Road;

RUNNING THENCE the following seven (7) courses along the Northerly line of said Private Access Road:

1) North 51 degrees 30 minutes 00 seconds West a distance of 121.73 feet to an iron pipe set;
2) North 55 degrees 45 minutes 00 seconds West a distance of 270.68 feet to an iron pipe set;
3) North 15 degrees 33 minutes 00 seconds East a distance of 29.15 feet to an iron pipe set;
4) North 66 degrees 34 minutes 00 seconds West a distance of 56.33 feet to a railroad spike set;
5) North 66 degrees 15 minutes 00 seconds West a distance of 129.02 feet to an iron pipe set;
6) North 66 degrees 15 minutes 00 seconds West a distance of 130.00 feet to an iron pipe set;
7) North 67 degrees 58 minutes 00 seconds West a distance of 100.00 feet to the point and place of BEGINNING.

TOGETHER WITH AN easement of ingress & egress over the private access road sixteen feet wide

                                  Parcel III
                                  ----------

ALL that certain plot, piece, or parcel of land, situate, lying, and being in the Town of Plattsburgh, County of Clinton and State of New York being further described as follows:

BEGINNING at an iron pipe set in the Easterly railroad margin of Delaware and Hudson Railroad, said iron pipe being located a direct tie of North 23 degrees 53 minutes 42 seconds East 2854.73 feet from the intersection of the centerlines of United States Avenue (U.S. Route 9) and railroad tracts;

RUNNING THENCE North 18 degrees 59 minutes 00 seconds East along the Easterly margin of Delaware Hudson Railroad, a distance of 284.00 feet to an iron pipe set;

RUNNING THENCE South 71 degrees 01 minutes 02 seconds East a distance of 88.05 feet to a point in the low water line of Lake Champlain as digitized from available maps;

RUNNING THENCE South 00 degrees 48 minutes 43 seconds East along said low water line a distance of 45.06 feet to a point;

RUNNING THENCE South 58 degrees 08 minutes 28 seconds East into the waters of Lake Champlain, a distance of 398.80 feet to a point;

RUNNING THENCE North 17 degrees 33 minutes 31 seconds East a distance of 67.99 feet to a point;

RUNNING THENCE South 72 degrees 26 minutes 29 seconds East a distance of 12.00 feet to a point;

RUNNING THENCE South 17 degrees 33 minutes 31 seconds West a distance of 71.05 feet to a point;

RUNNING THENCE South 58 degrees 08 minutes 29 seconds East a distance of 33.82 feet to a point;

RUNNING THENCE South 31 degrees 53 minutes 02 seconds West a distance of 29.99 feet to a point;

RUNNING THENCE North 58 degrees 09 minutes 44 seconds West a distance of 26.17 feet to a point;

RUNNING THENCE South 17 degrees 33 minutes 31 seconds West a distance of 71.05 feet to a point;

RUNNING THENCE North 72 degrees 26 minutes 29 seconds West a distance of 12.00 feet to a point;

RUNNING THENCE North 17 degrees 33 minutes 31 seconds East a distance of 71.05 feet to a point;

RUNNING THENCE North 58 degrees 08 minutes 29 seconds West a distance of 386.71 feet to a point on the low water line as digitized from available maps;

RUNNING THENCE along said low water line a distance of 208.16 feet to a point being located a direct tie of South 16 degrees 27 minutes 01 seconds West 205.10 feet from the last mentioned point of the low water line;

RUNNING THENCE North 71 degrees 01 minutes 02 seconds West a distance of 125.00 feet to the point and place of BEGINNING.

                                   Parcel IV
                                   ---------

ALL that certain plot, piece, or parcel of land, situate, lying, and being in the City and Town of Plattsburgh, County of Clinton and State of New York being further described as follows:

BEGINNING at an iron pipe set in the Easterly highway limits of United States Avenue (U.S. Route 9), said iron pipe also being located a direct tie of North 05 degrees 23 minutes 29 seconds East 2769.83 feet from the intersection of the centerline of United States Avenue (U.S. Route 9) and railroad tracts;

RUNNING THENCE North 07 degrees 02 minutes 53 seconds East a distance of 81.79 feet to a point;

RUNNING THENCE along a curve to the right having a radius of 955.40 feet an arc length distance of 463.18 feet to a railroad spike set at the intersection of the Easterly highway limits of United States Avenue (U.S. Route 9) and the Southerly line of a Private Access Road to Lake Champlain, said railroad spike being located a direct tie of North 20 degrees 35 minutes 17 seconds East 458.66 feet from the last mentioned point in the Easterly highway limits of United State Avenue (U.S. Route 9);

RUNNING THENCE along the Southerly line of said Private Access Road the following three (3) courses

1) South 69 degrees 36 minutes 54 seconds East a distance of 315.11 feet to a railroad spike set;
2) South 45 degrees 28 minutes 54 seconds East a distance of 78.43 feet to a railroad spike set;
3) South 58 degrees 51 minutes 54 seconds East a distance of 22.27 feet to an iron pipe set;

RUNNING THENCE and leaving said Southerly line of Public Access Road, South 12 degrees 01 minutes 06 seconds West a distance of 141.77 feet to an iron pipe set;

RUNNING THENCE North 77 degrees 58 minutes 54 seconds West a distance of 40.74 feet to an iron pipe set;

RUNNING THENCE South 04 degrees 33 minutes 06 seconds West a distance of 491.10 feet to an iron pipe set;

RUNNING THENCE North 81 degrees 39 minutes 54 seconds West a distance of 278.10 feet to an iron pipe set;

RUNNING THENCE North 09 degrees 40 minutes 06 seconds East a distance of 219.30 feet to an iron pipe set;

RUNNING THENCE North 81 degrees 33 minutes 09 seconds West a distance of 197.15 feet to the point and place of BEGINNING.

TOGETHER WITH AN easement of ingress & egress over the private access road sixteen feet wide in so far as the same adjoins the northerly line of the premises.

                                   Parcel V
                                   --------

ALL that certain plot, piece, or parcel of land, situate, lying, and being in the City and Town of Plattsburgh, County of Clinton and State of New York being further described as follows:

BEGINNING at an iron pipe set in the Easterly highway limits of United States Avenue (U.S. Route 9), said iron pipe being located a direct tie of North 05 degrees 11 minutes 01 seconds East 2342.12 feet from the intersection of the centerlines of United States Avenue (U.S. Route 9) and railroad tracts;

RUNNING THENCE North 04 degrees 31 minutes 30 seconds along the Easterly highway limits of United States Avenue (U.S. Route 9) a distance of 88.00 feet to an iron pipe set;

RUNNING THENCE South 85 degrees 58 minutes 13 seconds East a distance of 188.59 feet to an iron pipe set;

RUNNING THENCE South 09 degrees 40 minutes 20 seconds West a distance of 102.00 feet to an iron pipe set;

RUNNING THENCE South 81 degrees 37 minutes 57 seconds East a distance of 334.93 feet to an iron pipe set;

RUNNING THENCE South 79 degrees 12 minutes 01 seconds East a distance of 200.19 feet to an iron pipe set in the Westerly railroad margin to Delaware and Hudson Railroad;

RUNNING THENCE South 18 degrees 59 minutes 00 seconds West along the Westerly railroad margin of Delaware and Hudson Railroad, a distance of 410.00 feet to an iron pipe set;

RUNNING THENCE North 79 degrees 12 minutes 02 seconds West a distance of 171.85 feet to an iron pipe set;

RUNNING THENCE North 79 degrees 41 minutes 12 seconds West a distance of 6.00 feet to an iron pipe set;

RUNNING THENCE North 04 degrees 56 minutes 05 seconds East a distance of 25.00 feet to an iron pipe set;

RUNNING THENCE North 18 degrees 58 minutes 58 seconds East a distance of 372.40 feet to an iron pipe set;

RUNNING THENCE North 81 degrees 37 minutes 57 seconds West a distance of 383.54 feet to an iron pipe set;

RUNNING THENCE North 06 degrees 48 minutes 46 seconds East a distance of 12.98 feet to an iron pipe set;

RUNNING THENCE North 81 degrees 39 minutes 40 seconds West a distance of 144.76 feet to the point and place of BEGINNING.

                                  Schedule A

ALL that certain plot, piece, or parcel of land, situate, lying, and being in Ogdensburg, County of St. Lawrence and State of New York, bounded and described as follow:

BEGINNING at a point in the Northwest margin of Riverside Avenue where the same is intersected by the Northeast margin of Franklin Street, and

RUNNING THENCE from the point of beginning North 17 degrees 42 minutes 30 seconds West along said Northeast margin of Franklin Street, to a point in the shoreline of the St. Lawrence River;

RUNNING THENCE Northeasterly along said shoreline, Northerly and Northeasterly, along a retaining wall and shoreline, as it winds and turns, to a point that is North 41 degrees 11 minutes East 505.37 feet from the last described point;

RUNNING THENCE South 20 degrees 03 minutes 20 seconds East, passing through a utility pole on line, 670.66 feet to a point in the first mentioned Northwest margin of Riverside Avenue, said point being North 20 degrees 03 minutes 20 seconds West 11.25 feet from a manhole;

RUNNING THENCE South 71 degrees 16 minutes 30 seconds West along said margin
116.43 feet to a point;

RUNNING THENCE South 18 degrees 43 minutes 30 seconds East continuing along said margin, 10.00 feet to a point;

RUNNING THENCE South 71 degrees 16 minutes 30 seconds West, continuing along said margin, 344.00 feet to the point and place of BEGINNING.

                            Schedule A Description

ALL that certain plot, piece, or parcel of land, with the buildings and improvements thereon erected, situate, lying, and being in the Town of Hastings, County of Oswego and State of New York, BEING a part of the Barnett J. Statts Patent, and bounded and described us follows:

BEGINNING at a stone monument located on a radial line through station 2, 797+17.1 of the Barge Canal and 400 feet Northerly from its center line;

RUNNING THENCE Easterly on a curve with a radius of 1237.38 feet parallel to said center line 31.85 feet more or less to a stone monument;

RUNNING THENCE North 83 degrees 34 minutes East along the Northerly line of the Barge Canal 884.1 feet more or less to the West line of lands of the New York Central Railroad Company;

RUNNING THENCE Northerly along the West line of said Railroad Company's land 295 feet more or less to the South line of the highway running from Brewerton to Caughdenoy;

RUNNING THENCE Westerly along said South line of said highway 975.71 feet more or less to the East line of the lands now or formerly owned by Sarah C. Walrath;

RUNNING THENCE South 10 degrees 41 minutes West course along said property line 354 feet to the point and place of BEGINNING.

IT IS the intention to include all the lands bounded on the South by the lands of the State of New York, on the East by lands of the New York Central Railroad Company, on the North by the highway leading from Brewerton to Caughdenoy, and on the West by lands now or formerly owned by Sarah C. Walrath.

EXCEPTING, THEREFROM, ALL that certain plot, piece, or parcel of land, with the buildings and improvements thereon erected, situate, lying, and being in the Town of Hastings, County of Oswego and State of New York, described as follows:

BEGINNING at the point in the Southerly side of the highway running from Brewerton to Caughdenoy distant 605 feet Southeasterly from the Northeast corner of lands now or formerly owned by Sarah C. Walrath, measured along the Southerly line of said highway;

RUNNING THENCE South 84 degrees 10 minutes East along the Southerly side of said highway to an angle in said highway, now or formerly monumented by an iron pipe, a distance of 172.2 feet;

RUNNING THENCE with an included angle of 181 degrees 53 minutes and continuing along the Southerly line of said highway South 86 degrees 03 minutes East a distance of 198.31 feet to the Westerly line of lands of The New York Central Railroad Company;

RUNNING THENCE in a Southerly direction along the Westerly line of lands of The New York Railroad Company a distance of 295 feet more or less to the Northerly line of the Barge Canal;

RUNNING THENCE South 88 degrees 34 minutes West along the Northerly line of the Barge Canal a distance of approximately 265 feet to a point in other lands of Socony-Vacuum Oil Company, Incorporated distant 225 feet Easterly measured along a course forming a right angle with the Easterly line of land conveyed by Socony-Vacuum Oil Company, Incorporated to Karl G. Timmerman by deed dated December 3, 1940;

RUNNING THENCE North 03 degrees 41 minutes 09 seconds East along other land of Socony-Vacuum Oil Company, Incorporated and parallel with and distant 225 feet Easterly from the Easterly line of land conveyed to Karl G. Timmerman by said deed dated December 3, 1940, a distance of approximately 275 feet to the point and place of BEGINNING.

ALSO EXCEPTING the property conveyed by Buckley Petroleum Products, Inc. to New York Transit Company, Inc., dated October 10, 1963 and recorded in the Oswego County Clerk's Office on October 28, 1963 in Liber 668 of Deeds, page 189, and described as follows:

ALL that certain plot, piece, or parcel of land, with the buildings and improvements thereon erected, situate, lying, and being in the Town of Hastings, County of Oswego and State of New York, being part of the Barnett J. Statts Patent and being more particularly bounded and described as follows:

BEGINNING at an iron pipe in the Southerly line of the Caughdenoy-Brewerton Road, South 84 degrees 10 minutes East along said Southerly line, 304.92 feet from an iron pipe in the division line between lands of Buckley Petroleum Products, Inc., and lands now or formerly owner by Sarah C. Walrath;

RUNNING THENCE South 84 degrees 10 minutes East along said Southerly road line, 90 feet to an iron pipe;

RUNNING THENCE South 06 degrees 11 minutes 20 seconds West 100 feet to an iron pipe;

RUNNING THENCE North 83 degrees 48 minutes 40 seconds West to an iron pipe;

RUNNING THENCE North 06 degrees 11 minutes 20 seconds East 99.94 feet to the point and place of BEGINNING. Containing 0.207 acres of land.

BEING THE same premises conveyed to the Grantor by deed of Buckley Petroleum, Inc., dated August 28, 1967 and recorded in the Oswego County Clerk's Office in Liber 699 of Deeds at page 947.

SUBJECT TO Covenants, Restrictions, Easements, Licenses, Liens, Agreements, Reservations and Leases of record, if any, and to rights, if any, which any exist by reason of any part of the above-described premises being below the high water mark, or under waters of any body of water touched by said premises.

ALSO EXCEPTING the property conveyed by Metropolitan Petroleum Company, Inc., to Buckeye Pipe Line Company Inc. dated January 31, 1979 and recorded in the Oswego County Clerk's Office on February 13, 1979 in Book of Deeds No. 824 page 502, and described as follows:

ALL that certain plot, piece, or parcel of land, with the buildings and improvements thereon erected, situate, lying, and being in the Village of Brewerton, Town of Hastings, County of Oswego and State of New York, and bounded and described as follows;

COMMENCING at the Northwest corner of Buckeye Pipe Line Company's Brewerton Terminal Property, said corner being on the Southerly right of way line of the Caughdenoy-Brewerton Road;

RUNNING THENCE Southerly along the West property line of the said Brewerton Terminal Property, South 06 degrees 11 minutes 20 seconds West, a distance of
99.94 feet to a point which is the Southwest corner of the said Brewerton Terminal Property;

RUNNING THENCE North 83 degrees 48 minutes 40 seconds West a distance of 50.00 feet to a point;

RUNNING THENCE North 06 degrees 11 minutes 20 seconds East a distance of 99.63 feet to a point on the Southerly right of way line of the said Caughdenoy-Brewerton Road;

RUNNING THENCE along said road right of way South 84 degrees 10 minutes East a distance of 50.00 feet to the point and place of BEGINNING.

SAID TRACT contains .114 of an acre of land, more or less.

                                  Schedule A

ALL that certain plot, piece, or parcel of land, situate, lying, and being in the Town of Brownville, County of Jefferson and State of New York, bounded and described as follows:

BEGINNING at a point in the centerline of New York State Route 12E, where the same is intersected by the East line of lands conveyed to Eugene J. Parker by deed recorded in the Jefferson County Clerk's Office in Liber 816 of Deeds at page 343, and the West line of the second parcel in a deed from Trapp Oil Company, Inc. to The Augsbury Corporation dated September 28, 1977, and recorded in Liber 885 of Deeds at page 506, said point of beginning further being South 07 degrees 57 minutes West 24.8 feet from an existing iron pipe;

RUNNING THENCE North 07 degrees 57 minutes East passing through said iron pipe, to and along a fence line, along the dividing line between Parker, on the west, and The Augsbury Corporation, on the east, 127.70 feet to a point on the Southwest margin of the lands of former New York Central Railroad Company (Cape Vincent Branch), said point formerly having been marked by an iron pipe;

RUNNING THENCE South 78 degrees 19 minutes East along said margin 198.3 feet to its intersection with the west line of lands of Brownville Cemetery Association (Liber 352 Page 243);

RUNNING THENCE South 06 degrees 42 minutes West along said West line and along the East line of the aforementioned second parcel conveyed to The Augsbury Corporation, 139.8 feet to an iron pipe in the South margin of the aforementioned New York State Route 12E at the intersection of said margin with the East line of the first parcel in the aforementioned deed to The Augsbury Corporation and the West line of lands conveyed to June R. McCartin (Liber 932, page 20);

RUNNING THENCE South 06 degrees 42 minutes West along the division line between McCartin, on the east, and The Augsbury Corporation, on the west, 321.41 feet to a point formerly marked by a cross cut in rock;

RUNNING THENCE and continuing on the same bearing South 06 degrees 42 minutes West 34 feet, plus or minus, to a point on top of the bank of Black River;

RUNNING THENCE Westerly along the top of said bank, as it winds and turns, to its intersection with the west line of said lands conveyed to The Augsbury Corporation and the east line of the first mentioned lands conveyed to Eugene J. Parker (Liber 816 page 343), said point being South 06 degrees 42 minutes West 18 feet, plus or minus, from a point formerly marked by a cross cut in rock;

RUNNING THENCE North 06 degrees 42 minutes East 18 feet, plus or minus, to said point, it being North 75 degrees 56 minutes West 128.5 feet from the last described point formerly marked by a cross cut in rock;

RUNNING THENCE and continuing on the same bearing North 06 degrees 42 minutes East, continuing along the division line between Parker, on the west, and The Augsbury Corporation, on the east, 332.7 feet to a point in the centerline of the aforementioned New York State Route 12E that is North 06 degrees 42 minutes East 25.6 feet from an iron pipe;

RUNNING THENCE North 82 degrees 03 minutes West along said centerline, 72.9 feet to the point and place of BEGINNING.

                                  Schedule A

ALL that certain plot, piece, or parcel of land, situate, lying, and being in the City of Plattsburgh, County of Clinton, State of New York, and bounded and described as follows:

BEGINNING at a 3/4" rebar set in the Easterly line of Delaware and Hudson Railroad Company lands at the assumed Northerly bounds of Boynton Avenue, said assumed bounds being 33' from said centerlines;

RUNNING THENCE North 03 degrees 16 minutes 52 seconds West 100.00 feet along the Easterly bounds of said Delaware and Hudson Railroad Company to a 1- 1/2" iron pipe found;

RUNNING THENCE South 84 degrees 37 minutes 32 seconds East 101.15 feet along lands of Georgia-Pacific Corporation to a 3/4" rebar set alongside the Southeasterly rail of "Industry Track" siding;

RUNNING THENCE South 03 degrees 16 minutes 52 seconds East 101.37 feet along lands of Georgia-Pacific Corporation to a 3/4" rebar set in pavement in the assumed Northerly bounds of said Boynton Avenue, said 3/4" rebar being 33' Northerly of centerline of said Boynton Avenue and also being North 82 degrees 01 minutes 14 seconds West 55.47 feet from a 3/4" rebar found in the approximate Westerly bounds of a 24' wide Weed Street (Volume 187, Page 418);

RUNNING THENCE North 83 degrees 51 minutes 43 seconds West 101.37 feet along the assumed Northerly bounds of Boynton Avenue and point and place of BEGINNING.

                                  Schedule A

ALL that certain plot, piece, or parcel of land, situate, lying, and being in the Town of Alexandria, County of Jefferson, and State of New York, bounded and described as follows:

BEGINNING at a point in the centerline of Taylor Road, so called, said point being North 53 degrees 15 minutes East 155.00 feet and North 75 degrees 55 minutes East 370.70 feet along said center line, from the intersection with the center line of New York State Route 26, and said point further being South 14 degrees 00 minutes East 24.75 feet from a chiseled cross in rock;

RUNNING THENCE from the point of beginning North 14 degrees 00 minutes West passing through said cross 565.24 feet to a chiseled cross in rock;

RUNNING THENCE North 18 degrees 39 minutes East 94.28 feet to a chiseled cross in a 3 foot boulder;

RUNNING THENCE Northeasterly and Southeasterly along the top of a ledge to an iron pipe, it being South 72 degrees 58 minutes East 215.02 feet from the last described cross in rock;

RUNNING THENCE South 14 degrees 00 minutes East 24.75 feet to a point on the center line of Taylor Road;

RUNNING THENCE South 76 degrees 00 minutes West along said center line 235.10 feet to the point and place of BEGINNING.

                              SCHEDULE A, NO. 13

                                                                     Page l of 1

     a certain parcel of land with the buildings thereon situated in said Winchester, being Lot B as shown on ___________ "Plot of Land, Winchester, Mass., dated June 1951, Parker Holbrook, Eng.", recorded with Middlesex South District Deeds at the end of Book 7866, bonded and described as follows:

          Southerly by Swanton Street, sixty (60) feet;
          Westerly by Lot A as shown on said plan, two hundred twenty-one and
                    85/100 (221.85) feet;
          Northerly by land of The Grief Brothers Cooperage Co. as shown on said plan, sixty (60) feet;
          Easterly by land of owners unknown and by land of Aberjona Civic
                    Association, Inc. two hundred twenty-one and 24/100 (221.24) feet.

          Containing 13321 square feet according to said plan.

There is excepted and excluded from the above described parcel of land so much thereof as was taken by The Commonwealth of Massachusetts for the widening of Swanton Street by instrument dated November 16, 1954, recorded Book 8365, Page 492.

Also subject to easement granted to James E. Violante by instrument dated January 15, 1952, recorded February 8, 1952, Book 7861, Page 587.

Being the same premises conveyed to Fitzgerald Fuel Company Inc. by deed from Catherine DeTeso dated February 1, 1955, recorded in Book 8414, Page 496.

                                 SCHEDULE "A"

                                 PARCEL NO. I

A certain parcel of land with the buildings thereon situated in that part of Boston formerly Dorchester, in the County of Suffolk, Massachusetts, and bounded and described as follows:

SOUTHWESTERLY            by the northeasterly line of Neponset Avenue eighty-one
                         and 62/100 (81.62) feet;
NORTHWESTERLY            by the southeasterly line of Taylor Street, one hundred
                         twenty-eight and 90/100 (128.90) feet;
NORTHEASTERLY            by land formerly of Henry P. Oakman, one hundred
                         sixteen and 30/100 (116.30) feet; and
SOUTHEASTERLY            by land now or formerly of the N.Y.N.H.& H.R.R.Co. one
                         hundred fifty-four and 58/100 (154.58) feet.

Said parcel is shown as lot 1 on plan hereinafter mentioned.
                        --------

Also, another certain parcel of land situated in said Boston, and bounded:
----

SOUTHWESTERLY            by land now or formerly of the Commonwealth of
                         Massachusetts and by the northeasterly line of Neponset
                         Avenue, two hundred and 61/100 (200.61) feet;
NORTHWESTERLY            by land now or formerly of the N.Y.N.H.& H.R.R.Co. one
                         hundred sixty and 84/100 (160.84) feet;
NORTHEASTERLY            by land now or formerly of the Frost Coal Company two
                         hundred one and 81/100 (201.81) feet; and
SOUTHEASTERLY            by the Neponset River.

Said parcel is shown as lot 2 on said plan.
                        -----

All of said boundaries except the water line are determined by the Land Court for said Commonwealth to be located as shown on plan #9034-A, which is filed with Certificate of Title #22534, the same being compiled from a plan drawn by William E. Hannan, C.E., dated August 12, 1922, and additional data on file in the Land Registration Office, all as modified and approved by the Court.

                                 PARCEL NO. II

The land with the buildings thereon situated in the Neponset Section of said Boston, and being bounded and described as follows:

Beginning at a point, said point being S 61 degrees 01' 14" E a distance of sixty-three and 57/100 (63.57) feet from the intersection of the northeasterly side line of Land Court parcel #9034A and the southeasterly side line of Taylor Street, said intersection being also the most northeasterly corner of said Land Court Parcel, and running N 28 degrees 55' 55" E a distance of ninety-three and 78/100 (93.78) feet along the southeasterly side of Lot A as shown on plan by Ernest W. Branch, C.E., dated June 5, 1934, to a point;

thence turning and running S 60 degrees 51' 35" E a distance of sixty-seven and 64/100 (67.64) feet along the southwesterly side of land now or formerly of Henry B. Oakman, to a point in the center line of track of the Milton Branch of the Old Colony Railroad as originally laid out;

thence turning and running in a northeasterly and northerly direction by a curved line, curving to the left of radius four hundred nine and 50/100 (409.50) feet, a distance of two hundred sixty-four and 78/100 (264.78) feet along the said center line of track to a point;

thence turning and running N 67 degrees 42' 25" W a distance of forty-three and 30/100 (43.30) feet to a point in the southeasterly side line of Taylor Street;

thence turning and running N 28 degrees 55' 55" E a distance of forty-three and 90/100 (43.90) feet along the said southeasterly side line of Taylor Street to a point, said point being the intersection of the center line of a right of way with the said southeasterly side line of Taylor Street;

thence turning and running along the said center line of a right of way S 39 degrees 54' 19" E a distance of fifty-nine and 06/100 (59.06) feet to a point on the easterly side line of the right of way of the Milton Branch of the Old Colony Railroad;

thence turning in a northeasterly direction and running along the said easterly side line of the right of way of the Hilton Branch of the Old Colony Railroad by a curved line, curving to the left of radius four hundred twenty-nine and 90/100 (429.90) feet, thirty-nine and 57/100 (39.57) feet to a point;

thence turning and running S 59 degrees 55' 11" E a distance of fifty-four and 84/100 (54.84) feet to a point;

thence turning and running N 50 degrees 05' 41" E a distance of twenty-three and 48/100 (23.48) feet to a point in the southwesterly side line of the right of way of the Old Colony Railroad (Maine Line);

thence turning and running S 49 degrees 47' 27" E a distance of three hundred thirty eight and 45/100 (338.45) feet more or less along the said southwesterly side line of the Old Colony Railroad (Maine Line) right of way to a point;

thence turning and running S 54 degrees 25' 40" W a distance of nineteen and 75/100 (19.75) feet more or less along the northwesterly side of the Neponset River to a point;

thence turning and running S 40 degrees 19' 11" W a distance of one hundred nine and 36/100 (109.36) feet along said Neponset River to a point;

thence turning and running S 51 degrees 21' 11" a distance of ninety-nine (99) feet along said Neponset River to a point;

thence turning and running S 43 degrees 50' 07" a distance of sixty-two and 80/100 (62.80) feet along said Neponset River to a point;

thence turning and running N 61 degrees 01' 14" W a distance of two hundred seventy-eight and 90/100 (278.90) feet to the point of beginning.

All of said land is subject to any and all easements and rights of way of record in the hands of other parties and entitled to the benefit of the easements or rights of way of record running with this land.

          EXCEPTING from the above described Parcels Nos. I and II such property taken by condemnation by the Commonwealth of Massachusetts by Order dated May 23, 1968 and recorded May 27, 1968 in the Suffolk County Registry of Deeds, enumerated Parcels Nos. 1, 2 and 6 on a plan entitled "Commonwealth of Massachusetts, Metropolitan District Commission, Parks Division, William T. Morrissey Boulevard, Neponset Bridge, Boston, Plan of Takings and Easements, * *
* Oct. 1967, Benjamin W. Fink, Director of Park Engineering, Charles A. Maguire & Associates, Consulting Engineers, Boston, Mass.," being plan accession number 44400X-V.T., which said plan was recorded in the said Suffolk Registry of Deeds concurrently with the said order of taking.

                                PARCEL NO. III

          ALL THAT CERTAIN PARCEL of land in Boston, Suffolk County, Massachusetts, being further described as follows:

          BEGINNING at a point on the northeasterly 1969 location line of William T. Morrissey Boulevard, Neponset Bridge, at its intersection with the southeasterly boundary line of land now or formerly of the Pittston Company, said land being a portion of Lot 1 as shown on Land Court plan number 9034A;
          Thence running northeasterly, by said southeasterly boundary line, by a curve to the left having a radius of 1085.23 feet, an arc distance of 119.64 feet to the easterly corner of said lot l;
          Thence running by the northeasterly boundary line of said Lot 1, N 61 degrees 24' 32" W a distance of 3.14 feet to a point;
          Thence running northeasterly, by land now or formerly of Metropolitan Coal Company, by a curve to the left having radius of 1082.13 feet, an arc distance of 24.71 feet, to a point of compound curvature;
          Thence running northeasterly and northerly, in part by said land now or formerly of the Metropolitan Coal Company, and in part by land of owners undesignated, by a curve to the left having a radius of 399.90 feet, an arc distance of 427.90 feet to a point on the southwesterly right of way line of the Massachusetts Bay Transportation Authority, South Shore Project;
          Thence running by said southwesterly right of way line S 40 degrees 10' 16" E, a distance of 6.53 feet, to an angle point;
          Thence running by said right of way line S 47 degrees 16' 32" E, a distance of 60.23 feet, to a point at land now or formerly of the Metropolitan Coal Company;
          Thence running southerly and southwesterly, by said land, by a curve to the right having a radius of 429.90 feet, an arc distance of 398.17 feet to a point of compound curvature;

          Thence running southwesterly, by said land, by a curve to the right having a radius of 1112.13 feet, an arc distance of 20.l4 feet to a point at land now or formerly of the Pittston Company, being Lot 2 as shown on Land Court Plan 9034A;

          Thence running by the northeasterly boundary line of said Lot 2 N 61 degrees 24' 32" W, a distance of 2.94 feet to the northerly corner of said Lot 2;

          Thence running southwesterly, by the northwesterly boundary line of said Lot 2, by a curve to the right having a radius of 1109.23 feet, an arc distance of 123.15 feet, to a point on the northeasterly 1969 location line of William T. Morrissey Boulevard;

          Thence running by said location line, N 53 degrees 02' 22" W, a distance of 24.22 feet to the point of beginning.

The above described premises are shown as a parcel of land with an area of 15,911 square feet of land, more or less, as shown on a "Plan of Land in Boston, Mass. (Dorchester District), dated January 14, 1974", New England Survey Service Inc., Civil Engineers and Surveyors, recorded herewith.

                                   EXHIBIT B

                                FINAL PROFORMA

                                Atlantic Fuels
                         Financial Analysis Worksheet
                               Closing Pro Forma

----------------------------------------------------------------------------------------------------------------------------------
1.           Year                                    #. $.%          0        check        Q1        Q2        Q3         Q4
----------------------------------------------------------------------------------------------------------------------------------
2.   Purchase Price/Land Value                                      (2100.0)       0.0        0.0
----------------------------------------------------------------------------------------------------------------------------------
3.   Income/Expense:
----------------------------------------------------------------------------------------------------------------------------------
4.    Income Net                                        $0.00           4.2        0.0       27.1      18.1
----------------------------------------------------------------------------------------------------------------------------------
5.    Operating Expenses and Taxes                                    (54.4)       0.0      (21.1)    (21.1)    (21.1)     (21.1)
----------------------------------------------------------------------------------------------------------------------------------
6.   Net Operating Income                                             (50.2)       0.0        6.0      (3.0)    (21.1)     (21.1)
----------------------------------------------------------------------------------------------------------------------------------
7.   Capital Reserve                                     0.00%          0.0        0.0        0.0
----------------------------------------------------------------------------------------------------------------------------------
8.   Capital Improvements (Construction):
----------------------------------------------------------------------------------------------------------------------------------
9.    Tenant Improvements                                               0.0        0.0        0.0
----------------------------------------------------------------------------------------------------------------------------------
10.   Building Improvements                                             0.0        0.0      (50.0)   (210.0)
----------------------------------------------------------------------------------------------------------------------------------
11.   Remediation O & M                                                 0.0        0.0     (142.0)   (226.0)   (186.0)       0.0
----------------------------------------------------------------------------------------------------------------------------------
12.  Total Capital Improvements (Construction)                          0.0        0.0     (192.0)   (430.0)   (186.0)       0.0
----------------------------------------------------------------------------------------------------------------------------------
13.  Points/Fees:
----------------------------------------------------------------------------------------------------------------------------------
14.   Brokerage Fees (lease)                              0.00%         0.0        0.0        0.0
----------------------------------------------------------------------------------------------------------------------------------
15.   Financing - Land/Construction Points                0.00%         0.0        0.0        0.0
----------------------------------------------------------------------------------------------------------------------------------
16.   Asset Management/Managing Mem. Fee                  0.00%         0.0        0.0       (6.0)     (6.0)     (6.0)      (6.0)
----------------------------------------------------------------------------------------------------------------------------------
17.   Design/Engineer Fees                                0.00%         0.0        0.0        0.0
----------------------------------------------------------------------------------------------------------------------------------
18.   Development Fee                                                   0.0        0.0        0.0
----------------------------------------------------------------------------------------------------------------------------------
19.   Professional Fees (Accounts, Legal, etc)                        (75.0)       0.0       (7.5)     (7.5)     (7.5)      (7.5)
----------------------------------------------------------------------------------------------------------------------------------
20.   Legal Fees (lender)                                             (16.9)       0.0        0.0
----------------------------------------------------------------------------------------------------------------------------------
21.   Underwriting Fees                                   2.00%       (42.0)       0.0        0.0
----------------------------------------------------------------------------------------------------------------------------------
22.   Remediation Management Fee                          5.00%         0.0        0.0       (7.1)    (11.3)     (9.3)       0.0
----------------------------------------------------------------------------------------------------------------------------------
23.   Acquisition Fee                                     0.00%         0.0        0.0        0.0
----------------------------------------------------------------------------------------------------------------------------------
24.   Finders Fee                                         0.50%       (12.5)       0.0        0.0
----------------------------------------------------------------------------------------------------------------------------------
25.  Total Points/Fees                                               (146.4)       0.0      (20.6)    (24.8)    (22.8)     (13.5)
----------------------------------------------------------------------------------------------------------------------------------
26.  Other
----------------------------------------------------------------------------------------------------------------------------------
27.  Closing Costs                                       0.00%        (71.9)       0.0        0.0       0.0
----------------------------------------------------------------------------------------------------------------------------------
28.  Construction Period Interest Expense                0.00%          0.0        0.0        0.0       0.0
----------------------------------------------------------------------------------------------------------------------------------
29.  Stop-Loss insurance                                 4.92%        (65.0)       0.0        0.0       0.0
----------------------------------------------------------------------------------------------------------------------------------
30.  Real estate pollution insurance                                 (271.0)       0.0        0.0       0.0
----------------------------------------------------------------------------------------------------------------------------------
31.  Surplus lines tax                                                (10.8)       0.0        0.0       0.0
----------------------------------------------------------------------------------------------------------------------------------
32.  Property insurance                                               (20.0)       0.0       15.0       0.0
----------------------------------------------------------------------------------------------------------------------------------
33.  Site Investigation                                              (225.0)       0.0        0.0       0.0
----------------------------------------------------------------------------------------------------------------------------------
34.  Site Management                                                    0.0        0.0        0.0       0.0
----------------------------------------------------------------------------------------------------------------------------------
35.  Security                                                           0.0        0.0        0.0       0.0
----------------------------------------------------------------------------------------------------------------------------------
36.  Contingency                                         5.00%          0.0        0.0      (25.0)    (25.0)    (25.0)     (25.0)
----------------------------------------------------------------------------------------------------------------------------------
37.  Total Other                                                     (663.6)       0.0      (10.0)    (25.0)    (25.0)     (25.0)
----------------------------------------------------------------------------------------------------------------------------------
38.  Land Sale                                                          0.0        0.0     1535.0    4400.0     565.0      350.0
----------------------------------------------------------------------------------------------------------------------------------
39.  Property Sale                                       0.00%          0.0        0.0        0.0
----------------------------------------------------------------------------------------------------------------------------------
40.  Brokerage Fees (sale)                            Various           0.0        0.0      (92.4)      0.0     (43.7)     (28.0)
----------------------------------------------------------------------------------------------------------------------------------
41.  Closing Costs (including transfer & mtg tax)                       0.0        0.0      (12.0)    (77.1)     (4.0)      (5.0)
----------------------------------------------------------------------------------------------------------------------------------
42.  Future RO&M                                                        0.0        0.0     (434.0)   (100.0)    (67.0)    (167.0)
----------------------------------------------------------------------------------------------------------------------------------
43.  Future remediation management fee                   5.00%          0.0        0.0      (21.7)     (5.0)     (3.4)      (8.4)
----------------------------------------------------------------------------------------------------------------------------------
44.  Sales Total                                                        0.0        0.0      974.9    4217.9     447.0      141.7
----------------------------------------------------------------------------------------------------------------------------------
45.  Total Transactions                                             (2960.2)       0.0      758.3    3729.1     192.0       82.0
----------------------------------------------------------------------------------------------------------------------------------
46.  Non-Cash Transactions                                              0.0        0.0        0.0
----------------------------------------------------------------------------------------------------------------------------------
47.  Cash Flow/IRR Before Debt                                      (2960.2)       0.0      758.3    3729.1     192.0       82.0
----------------------------------------------------------------------------------------------------------------------------------
48.
----------------------------------------------------------------------------------------------------------------------------------
49.  Sales                                                              0.0        0.0      974.9    4217.9     447.0      141.7
----------------------------------------------------------------------------------------------------------------------------------
50.  Expenses                                                       (2960.2)       0.0     (216.6)   (488.8)   (254.9)     (59.6)
----------------------------------------------------------------------------------------------------------------------------------
51.  Net profit before interest expense                             (2960.2)       0.0      758.3    3729.1     192.0       82.0
----------------------------------------------------------------------------------------------------------------------------------
52.  Interest expense                                                   0.0        0.0      (56.2)      0.0       0.0        0.0
----------------------------------------------------------------------------------------------------------------------------------
53.  Net Profit                                                     (2960.2)       0.0      702.2    3729.1     192.0       82.0
----------------------------------------------------------------------------------------------------------------------------------
54.  Remediation and other noncash items                              264.2        0.0      455.7     105.0      70.4      175.4
----------------------------------------------------------------------------------------------------------------------------------
55.  Net cash flow before debt service                              (2696.0)       0.0     1157.9    3834.1     262.4      257.4
----------------------------------------------------------------------------------------------------------------------------------
56.  Debt service (principal)                                        2500.0        0.0     (974.9)
----------------------------------------------------------------------------------------------------------------------------------
57.  Debt service (principal)                                                             (1525.1)
----------------------------------------------------------------------------------------------------------------------------------
58.  Net cash flow before profit sharing                             (196.0)       0.0    (1342.1)   3834.1     262.4     257.4
----------------------------------------------------------------------------------------------------------------------------------
59.  Profit sharing                                      2.00%        (14.0)       0.0        0.0       0.0       0.0     (20.9)
----------------------------------------------------------------------------------------------------------------------------------
60.  Net cash flow                                                   (210.0)       0.0    (1342.1)   3834.1     262.4     236.4
----------------------------------------------------------------------------------------------------------------------------------
61.
----------------------------------------------------------------------------------------------------------------------------------
62.  Notes/Assumptions:
----------------------------------------------------------------------------------------------------------------------------------
63.  Pre-sale
----------------------------------------------------------------------------------------------------------------------------------
64.  Post-sale
----------------------------------------------------------------------------------------------------------------------------------
65.  Total
----------------------------------------------------------------------------------------------------------------------------------
66.
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
1.           Year                                      1          2            3             Total
-----------------------------------------------------------------------------------------------------
2.   Purchase Price/Land Value                         0.0         0.0          0.0          (2100.0)
-----------------------------------------------------------------------------------------------------
3.   Income/Expense:
-----------------------------------------------------------------------------------------------------
4.   Income Net                                      45.2         0.0          0.0             49.4
-----------------------------------------------------------------------------------------------------
5.   Operating Expenses and Taxes                   (84.5)        0.0          0.0           (138.9)
-----------------------------------------------------------------------------------------------------
6.   Net Operating Income                           (39.3)        0.0          0.0            (89.5)
-----------------------------------------------------------------------------------------------------
7.   Capital Reserve                                  0.0         0.0          0.0              0.0
-----------------------------------------------------------------------------------------------------
8.   Capital Improvements (Construction):
-----------------------------------------------------------------------------------------------------
9.   Tenant Improvements                              0.0         0.0          0.0              0.0
-----------------------------------------------------------------------------------------------------
10.  Building Improvements                         (260.0)        0.0          0.0           (260.0)
-----------------------------------------------------------------------------------------------------
11.  Remediation O & M                             (554.0)        0.0          0.0           (554.0)
-----------------------------------------------------------------------------------------------------
12.  Total Capital Improvements (Construction)     (814.0)        0.0          0.0           (814.0)
-----------------------------------------------------------------------------------------------------
13.  Points/Fees:
-----------------------------------------------------------------------------------------------------
14.  Brokerage Fees (lease)                           0.0         0.0          0.0              0.0
-----------------------------------------------------------------------------------------------------
15.  Financing - Land/Construction Points                         0.0          0.0              0.0
-----------------------------------------------------------------------------------------------------
16.  Asset Management/Managing Mem. Fee             (24.0)        0.0          0.0            (24.0)
-----------------------------------------------------------------------------------------------------
17.  Design/Engineer Fees                             0.0         0.0          0.0              0.0
-----------------------------------------------------------------------------------------------------
18.  Development Fee                                  0.0         0.0          0.0              0.0
-----------------------------------------------------------------------------------------------------
19.  Professional Fees (Accounts, Legal, etc)       (30.0)        0.0          0.0           (105.0)
-----------------------------------------------------------------------------------------------------
20.  Legal Fees (lender)                              0.0         0.0          0.0            (16.9)
-----------------------------------------------------------------------------------------------------
21.  Underwriting Fees                                0.0         0.0          0.0            (42.0)
-----------------------------------------------------------------------------------------------------
22.  Remediation Management Fee                     (27.7)        0.0          0.0            (27.7)
-----------------------------------------------------------------------------------------------------
23.  Acquisition Fee                                  0.0         0.0          0.0              0.0
-----------------------------------------------------------------------------------------------------
24.  Finders Fee                                      0.0         0.0          0.0            (12.5)
-----------------------------------------------------------------------------------------------------
25.  Total Points/Fees                              (81.7)        0.0          0.0           (228.1)
-----------------------------------------------------------------------------------------------------
26.  Other
-----------------------------------------------------------------------------------------------------
27.  Closing Costs                                    0.0         0.0          0.0            (71.9)
-----------------------------------------------------------------------------------------------------
28.  Construction Period Interest Expense             0.0         0.0          0.0              0.0
-----------------------------------------------------------------------------------------------------
29.  Stop-Loss insurance                              0.0         0.0          0.0            (65.0)
-----------------------------------------------------------------------------------------------------
30.  Real estate pollution insurance                  0.0         0.0          0.0           (271.0)
-----------------------------------------------------------------------------------------------------
31.  Surplus lines tax                                0.0         0.0          0.0            (10.8)
-----------------------------------------------------------------------------------------------------
32.  Property insurance                              15.0         0.0          0.0             (5.0)
-----------------------------------------------------------------------------------------------------
33.  Site Investigation                               0.0         0.0          0.0           (225.0)
-----------------------------------------------------------------------------------------------------
34.  Site Management                                  0.0         0.0          0.0              0.0
-----------------------------------------------------------------------------------------------------
35.  Security                                         0.0         0.0          0.0              0.0
-----------------------------------------------------------------------------------------------------
36.  Contingency                                   (100.0)        0.0          0.0           (100.0)
-----------------------------------------------------------------------------------------------------
37.  Total Other                                    (85.0)        0.0          0.0           (748.6)
-----------------------------------------------------------------------------------------------------
38.  Land Sale                                     6850.0         0.0          0.0           6850.0
-----------------------------------------------------------------------------------------------------
39.  Property Sale                                    0.0         0.0          0.0              0.0
-----------------------------------------------------------------------------------------------------
40.  Brokerage Fees (sale)                         (164.1)        0.0          0.0           (164.1)
-----------------------------------------------------------------------------------------------------
41.  Closing Costs (including transfer & mtg tax)   (98.1)        0.0          0.0            (98.1)
-----------------------------------------------------------------------------------------------------
42.  Future RO&M                                   (768.0)        0.0          0.0           (768.0)
-----------------------------------------------------------------------------------------------------
43.  Future remediation management fee              (38.4)        0.0          0.0            (38.4)
-----------------------------------------------------------------------------------------------------
44.  Sales Total                                   5781.4         0.0          0.0           5781.4
-----------------------------------------------------------------------------------------------------
45.  Total Transactions                            4761.4         0.0          0.0           1801.2
-----------------------------------------------------------------------------------------------------
46.  Non-cash Transactions                            0.0         0.0          0.0              0.0
-----------------------------------------------------------------------------------------------------
47.  Cash Flow/IRR Before Debt                     4761.4         0.0          0.0          1,801.2
-----------------------------------------------------------------------------------------------------
48.
-----------------------------------------------------------------------------------------------------
49.  Sales                                         5781.4         0.0          0.0           5781.4
-----------------------------------------------------------------------------------------------------
50.  Expenses                                     (1020.0)        0.0          0.0          (3980.3)
-----------------------------------------------------------------------------------------------------
51.  Net profit before interest expense            4761.4         0.0          0.0          1,801.2
-----------------------------------------------------------------------------------------------------
52.  Interest expense                               (56.2)        0.0          0.0            (56.2)
-----------------------------------------------------------------------------------------------------
53.  Net Profit                                    4705.3         0.0          0.0          1,745.0
-----------------------------------------------------------------------------------------------------
54.  Remediation and other noncash items            806.4     (1070.6)         0.0              0.0
-----------------------------------------------------------------------------------------------------
55.  Net cash flow before debt service             5511.7     (1070.6)         0.0          1,745.0
-----------------------------------------------------------------------------------------------------
56.  Debt service (principal)                     (2500.0)                                      0.0
-----------------------------------------------------------------------------------------------------
57.  Debt service (principal)
-----------------------------------------------------------------------------------------------------
58.  Net cash flow before profit sharing           3011.7     (1070.6)         0.0          1,745.0
-----------------------------------------------------------------------------------------------------
59.  Profit sharing                                 (20.9)        0.0          0.0            (34.9)
-----------------------------------------------------------------------------------------------------
60.  Net cash flow                                 2990.7     (1070.6)         0.0          1,710.1
-----------------------------------------------------------------------------------------------------
61.
-----------------------------------------------------------------------------------------------------
62.  Notes/Assumptions:                                                     Rem Mgt Fee Remediation
-----------------------------------------------------------------------------------------------------
63.  Pre-sale                                                                (27.7)          (554.0)
-----------------------------------------------------------------------------------------------------
64.  Post-sale                                                               (38.4)          (768.0)
-----------------------------------------------------------------------------------------------------
65.  Total                                                                   (66.1)        (1,322.0)
-----------------------------------------------------------------------------------------------------
66.
-----------------------------------------------------------------------------------------------------

                                Atlantic Fuels
                         Financial Analysis Worksheet
                               Closing Pro Forma


---------------------------------------------------------------------------------------------------------------------------------
72                Year                                #.$.%         0         Check       Q1         Q2        Q3           Q4
---------------------------------------------------------------------------------------------------------------------------------
73   Equity Balance                                    0.00%        0.0
---------------------------------------------------------------------------------------------------------------------------------
74   Funding/Loan Balance                            100.00%     2500.0                  974.9
---------------------------------------------------------------------------------------------------------------------------------
75   Interest Rate                                     9.00%
---------------------------------------------------------------------------------------------------------------------------------
76   Amortization (Years)
---------------------------------------------------------------------------------------------------------------------------------
77.  Payment Made:
---------------------------------------------------------------------------------------------------------------------------------
78.   Interest                                                                            56.2
---------------------------------------------------------------------------------------------------------------------------------
79.   Principal (Equity)
---------------------------------------------------------------------------------------------------------------------------------
80.
---------------------------------------------------------------------------------------------------------------------------------
81.  Beginning cash                                                 0.0                    0.0        183.0     4017.1     4279.4
---------------------------------------------------------------------------------------------------------------------------------
82.  Net cash flow before profit sharing                         (210.0)        0.0    (1342.1)      3834.1      262.4      236.4
---------------------------------------------------------------------------------------------------------------------------------
83.  Capital infusion - CSF
---------------------------------------------------------------------------------------------------------------------------------
84.  Capital infusion - LandBank                                  210.0                 1525.1
---------------------------------------------------------------------------------------------------------------------------------
85.  Distribution - CSF
---------------------------------------------------------------------------------------------------------------------------------
86.  Distributions - Landbank
---------------------------------------------------------------------------------------------------------------------------------
87.  Ending cash                                                    0.0         0.0      183.0       4017.1     4279.4     4515.9
---------------------------------------------------------------------------------------------------------------------------------
88.
---------------------------------------------------------------------------------------------------------------------------------
89.  Finders fee                                        300.0
---------------------------------------------------------------------------------------------------------------------------------
90.
---------------------------------------------------------------------------------------------------------------------------------
91.  CSF return on investment                            12%                               0.0          0.0        0.0        0.0
---------------------------------------------------------------------------------------------------------------------------------
92.  CSF return of investment
---------------------------------------------------------------------------------------------------------------------------------
93.  LandBank return on investment                       12%                               6.3          6.5        6.7        6.9
---------------------------------------------------------------------------------------------------------------------------------
94.  LandBank return of investment
---------------------------------------------------------------------------------------------------------------------------------
95.  Residual after return on investment and ROI
---------------------------------------------------------------------------------------------------------------------------------
96.  CSF share of residual                                0%
---------------------------------------------------------------------------------------------------------------------------------
97.  LandBank share of residual                         100%
---------------------------------------------------------------------------------------------------------------------------------
98.  Remaining
---------------------------------------------------------------------------------------------------------------------------------
99.  Total return on LandBank                           0.0
---------------------------------------------------------------------------------------------------------------------------------
100. Quarterly compounded return - LB                 163.6%                             709.9      1,000.3
---------------------------------------------------------------------------------------------------------------------------------
101. Total return to CSF
---------------------------------------------------------------------------------------------------------------------------------
102. Quarterly compounded return - CSF                163.6%                               0.0          0.0
---------------------------------------------------------------------------------------------------------------------------------
103.
---------------------------------------------------------------------------------------------------------------------------------
104. Year                                             #.$.%         0         Check         Q1         Q2        Q3          Q4
---------------------------------------------------------------------------------------------------------------------------------
105. Venture return to LandBank
---------------------------------------------------------------------------------------------------------------------------------
106. AM/MM fee contribution                            40.0%
---------------------------------------------------------------------------------------------------------------------------------
107. Underwriting fees contribution                    75.0%
---------------------------------------------------------------------------------------------------------------------------------
108. Remediation mgt fees contribution                 40.0%
---------------------------------------------------------------------------------------------------------------------------------
109. Acquisition fee contribution                      75.0%
---------------------------------------------------------------------------------------------------------------------------------
110. Finders fee
---------------------------------------------------------------------------------------------------------------------------------
111. Total return to LandBank                           0.0
---------------------------------------------------------------------------------------------------------------------------------
112. Quarterly compounded return - LB                 169.1%                             733.7      1,044.0
---------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
72   Year                                                 1         2          3        Total
----------------------------------------------------------------------------------------------
71   Year                                                 1         2          3        Total
----------------------------------------------------------------------------------------------
72   Equity Balance
----------------------------------------------------------------------------------------------
74   Funding/Loan Balance
----------------------------------------------------------------------------------------------
75   Interest Rate
----------------------------------------------------------------------------------------------
76   Amortization (Years)
----------------------------------------------------------------------------------------------
77.  Payment Made:
----------------------------------------------------------------------------------------------
78.   Interest                                           56.2
----------------------------------------------------------------------------------------------
79.   Principal (Equity)                               2500.0
----------------------------------------------------------------------------------------------
80.
----------------------------------------------------------------------------------------------
81.  Beginning cash                                       0.0     4515.8     3,445.2       0.0
----------------------------------------------------------------------------------------------
82.  Net cash flow before profit sharing               2990.7    (1070.6)        0.0   1,710.1
----------------------------------------------------------------------------------------------
83.  Capital infusion - CSF                               0.0        0.0         0.0       0.0
----------------------------------------------------------------------------------------------
84.  Capital infusion - LandBank                       1525.1                          1,735.1
----------------------------------------------------------------------------------------------
85.  Distribution - CSF                                   0.0                              0.0
----------------------------------------------------------------------------------------------
86.  Distributions - Landbank                             0.0                              0.0
----------------------------------------------------------------------------------------------
87.  Ending cash                                       4515.8     3445.2      3445.2    3445.2
----------------------------------------------------------------------------------------------
88.
----------------------------------------------------------------------------------------------
89.  Finders fee
----------------------------------------------------------------------------------------------
90.                                                                                    3,445.2
----------------------------------------------------------------------------------------------
91.  CSF return on investment                             0.0                              0.0
----------------------------------------------------------------------------------------------
92.  CSF return of investment                                                              0.0
----------------------------------------------------------------------------------------------
93.  LandBank return on investment                       26.4                             26.4
----------------------------------------------------------------------------------------------
94.  LandBank return of investment                                                     1,735.1
----------------------------------------------------------------------------------------------
95.  Residual after return on investment and ROI                                       1,683.8
----------------------------------------------------------------------------------------------
96.  CSF share of residual                                                                 0.0
----------------------------------------------------------------------------------------------
97.  LandBank share of residual                                                        1,683.8
----------------------------------------------------------------------------------------------
98.  Remaining                                                                             0.0
----------------------------------------------------------------------------------------------
99.  Total return on LandBank                                                          1,710.1
----------------------------------------------------------------------------------------------
100. Quarterly compounded return - LB                                                  1,710.1
----------------------------------------------------------------------------------------------
101. Total return to CSF                                                                   0.0
----------------------------------------------------------------------------------------------
102. Quarterly compounded return - CSF                                                     0.0
----------------------------------------------------------------------------------------------
103.
----------------------------------------------------------------------------------------------
104. Year                                                 1         2          3        Total
----------------------------------------------------------------------------------------------
105. Venture return to LandBank                                                        1,710.1
----------------------------------------------------------------------------------------------
106. AM/MM fee contribution                                                                9.6
----------------------------------------------------------------------------------------------
107. Underwriting fees contribution                                                       31.5
----------------------------------------------------------------------------------------------
108. Remediation mgt fees contribution                                                    26.4
----------------------------------------------------------------------------------------------
109. Acquisition fee contribution                                                          0.0
----------------------------------------------------------------------------------------------
110. Finders fee
-------------------------------------------------------------------------------------
111. Total return to LandBank                                                          1,777.7
----------------------------------------------------------------------------------------------
112. Quarterly compounded return - LB                                                  1,777.7
----------------------------------------------------------------------------------------------

                                   EXHIBIT C

                          AFMC INSURANCE REQUIREMENTS

          (c)  Insurance.  As partial security for the indemnification
               ---------
obligations provided for hereunder, Purchaser shall obtain from United National Insurance Company and produce at Closing, and with all premiums fully paid as of the Closing, insurance policies providing coverages that are substantively identical to coverages provided in the Remediation Project Insurance Policy in the form of Exhibit 5 hereto, and the Real Estate Pollution Policy in the form of Exhibit 6 hereto. In addition, Purchaser shall maintain in effect for the benefit of itself and Seller an Errors and Omissions insurance policy in the form of Exhibit 7 hereto. The Remediation Project Insurance Policy shall cover all of the Premises. A Real Estate Pollution Policy shall be issued for each of the Properties except that a single policy shall be issued for Alexandria Bay, Saranac Lake, Boynton Avenue, Pottsdam, Brownville and Winchester, collectively. For each of the foregoing Properties, a separate Real Estate Pollution Policy may later be issued based on future buyer interest. The Remediation Project Insurance Policy shall remain in effect until all Remedial Action has been completed. The Real Estate Pollution Policies shall have a one (1) year term, with nine (9) years of extended reporting coverage. These policies can be renewed annually by Purchaser or future owners which would provide a continuing ten (10) year window of coverage. The Errors and Omissions policy shall be renewed annually to remain in effect for ten (10) years from the Closing Date.

          Such policies of insurance shall:

          (i) be non-cancelable by the insurer, and shall be freely transferable by the insured (except that any transferee shall not be permitted to introduce new or additional Hazardous Materials to the Premises).

          (ii) include Seller and its directors, officers, employees, agents and shareholders as insureds and shall specifically refer to and provide coverage for, Purchaser's Environmental Obligations set forth in this Section 20.

          (iii) provide for minimum policy limits as set forth in Exhibit 8, annexed hereto;

          Environmental Liabilities assumed by Purchaser shall also include liability for any unknown Environmental Condition.

          This Section 20 and Purchaser's obligations hereunder shall survive Closing, and solely as to the conduct of Purchaser's due diligence activities, any earlier termination of this Contract.

                                   EXHIBIT D

                             ADDRESSES FOR NOTICES


Company:                 NORTHEAST RESTORATION COMPANY, LLC
                         12345 West Alameda Parkway, Suite 208
                         Lakewood, CO 80228
                         Attention:  William P. Lynott
                         Fax:  (303) 763-5700

LBEP:                    LANDBANK ENVIRONMENTAL PROPERTIES LLC
                         12345 W. Alameda Parkway, Suite 208
                         Lakewood, CO 80228
                         Attention:  William P. Lynott
                         Fax:  (303) 763-5700

with copies to:          IT CORPORATION
                         2790 Mosside Blvd.
                         Monroeville, PA 15146-2792
                         Attention:  James Redwine, Esq.
                         Fax:  (412) 858-3997

and                      TUTTLE & TAYLOR, A Law Corporation
                         355 South Grand Avenue, 40th Floor
                         Los Angeles, CA 90071-3102
                         Attention:  Thomas I. Dupuis, Esq.
                         Fax:  (213) 683-0225